                                                                     Exhibit 4.1


                              ORBCOMM GLOBAL, L.P.
                                      AND
                         ORBCOMM GLOBAL CAPITAL CORP.,
                                  AS ISSUERS,

                      ORBITAL COMMUNICATIONS CORPORATION,

                           TELEGLOBE MOBILE PARTNERS,

                               ORBCOMM USA, L.P.
                                      AND
                     ORBCOMM INTERNATIONAL PARTNERS, L.P.,
                                 AS GUARANTORS,

                                      AND

                              MARINE MIDLAND BANK,
                                   AS TRUSTEE

                         AMENDED AND RESTATED INDENTURE

                         DATED AS OF  FEBRUARY 9, 1999

                                  $170,000,000

                           14% SENIOR NOTES DUE 2004

                                                              ARTICLE 1.
                                       DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1.     Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.2.     Incorporation by Reference of Trust Indenture Act. . . . . . . . . . . . . . . . . . . . . . . . .19
SECTION 1.3.     Rules of Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

                                                              ARTICLE 2.
                                                              THE NOTES

SECTION 2.1.     Forms Generally. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
SECTION 2.2.     Execution and Authentication; Aggregate Principal Amount; Denominations. . . . . . . . . . . . . .21
SECTION 2.3.     Registrar, Paying Agent and Authenticating Agent.  . . . . . . . . . . . . . . . . . . . . . . . .21
SECTION 2.4.     Paying Agent to Hold Assets in Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
SECTION 2.5.     Persons Deemed Owners. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
SECTION 2.6.     Transfer and Exchange. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
SECTION 2.7.     Replacement Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
SECTION 2.8.     Outstanding Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
SECTION 2.9.     Treasury Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
SECTION 2.10.    Temporary Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
SECTION 2.11.    Cancellation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
SECTION 2.12.    Payment of Interest; Defaulted Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
SECTION 2.13.    CUSIP Number.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
SECTION 2.14.    Deposit of Moneys. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
SECTION 2.15.    Book-Entry Provisions for Global Note. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
SECTION 2.16.    Special Transfer Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

                                                              ARTICLE 3.
                                                              REDEMPTION

SECTION 3.1.     Right of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
SECTION 3.2.     Mandatory Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
SECTION 3.3.     Applicability of Article.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
SECTION 3.4.     Election to Redeem; Notice to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
SECTION 3.5.     Notes to Be Redeemed Pro Rata. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
SECTION 3.6.     Notice of Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
SECTION 3.7.     Deposit of Redemption Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
SECTION 3.8.     Notes Payable on Redemption Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
SECTION 3.9.     Notes Redeemed in Part.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29

                                                             ARTICLE 4.
                                                              COVENANTS

SECTION 4.1.     Payment of Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
SECTION 4.2.     Maintenance of Office or Agency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
SECTION 4.3.     Corporate or Partnership Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
SECTION 4.4.     Payment of Taxes and Other Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
SECTION 4.5.     Maintenance of Properties and Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
SECTION 4.6.     Compliance Certificate; Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
SECTION 4.7.     Compliance with Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
SECTION 4.8.     Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
SECTION 4.9.     Waiver of Stay, Extension or Usury Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
SECTION 4.10.    Limitation on Restricted Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34

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
SECTION 4.11.    Limitation on Transactions with Affiliates.  . . . . . . . . . . . . . . . . . . . . . . . . . . .36
SECTION 4.12.    Limitation on Incurrence of Additional Indebtedness or Issuance of Restricted
                 Subsidiary Disqualified Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
SECTION 4.13.    Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.  . . . . . . . . . .38
SECTION 4.14.    Limitation on Change of Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
SECTION 4.15.    Limitation on Asset Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
SECTION 4.16.    Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
SECTION 4.17.    Additional Subsidiary Guarantees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
SECTION 4.18.    Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
SECTION 4.19.    Partners' Contingent Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
SECTION 4.20.    Contingency Fund.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
SECTION 4.21.    MetLife Segregated Account.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

                                                             ARTICLE 5.
                                               MERGER, CONSOLIDATION OR SALE OF ASSETS


SECTION 5.1.     Mergers, Consolidations and Certain Sales of Assets. . . . . . . . . . . . . . . . . . . . . . . .43
SECTION 5.2.     Successor Substituted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44

                                                             ARTICLE 6.
                                                    EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.     Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
SECTION 6.2.     Acceleration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
SECTION 6.3.     Other Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
SECTION 6.4.     Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
SECTION 6.5.     Control by Majority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
SECTION 6.6.     Limitation on Suits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
SECTION 6.7.     Rights of Holders To Receive Payment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
SECTION 6.8.     Collection Suit by Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
SECTION 6.9.     Trustee May File Proofs of Claim.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
SECTION 6.10.    Priorities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
SECTION 6.11.    Undertaking for Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49

                                                              ARTICLE 7.
                                                               TRUSTEE

SECTION 7.1.     Duties of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
SECTION 7.2.     Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
SECTION 7.3.     Individual Rights of Trustee and Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
SECTION 7.4.     Trustee's Disclaimer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
SECTION 7.5.     Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
SECTION 7.6.     Reports by Trustee to Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
SECTION 7.7.     Compensation and Indemnity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
SECTION 7.8.     Resignation and Removal; Appointment of Successor. . . . . . . . . . . . . . . . . . . . . . . . .52
SECTION 7.9.     Acceptance of Appointment by Successor.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
SECTION 7.10.    Successor Trustee by Merger, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
SECTION 7.11.    Trustee Required; Eligibility; Disqualification. . . . . . . . . . . . . . . . . . . . . . . . . .53
SECTION 7.12.    Preferential Collection of Claims Against Issuers. . . . . . . . . . . . . . . . . . . . . . . . .54

                                                              ARTICLE 8.
                                              DEFEASANCE AND SATISFACTION AND DISCHARGE

SECTION 8.1.     Defeasance and Covenant Defeasance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54

SECTION 8.2.     Satisfaction and Discharge.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
SECTION 8.3.     Survival of Certain Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
SECTION 8.4.     Acknowledgment of Discharge by Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
SECTION 8.5.     Application of Trust Moneys and Government Securities. . . . . . . . . . . . . . . . . . . . . . .56
SECTION 8.6.     Repayment to the Issuers or the Guarantors; Unclaimed Money. . . . . . . . . . . . . . . . . . . .57
SECTION 8.7.     Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57

                                                             ARTICLE 9.
                                                 AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.     Without Consent of Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
SECTION 9.2.     With Consent of Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
SECTION 9.3.     Execution of Supplemental Indentures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
SECTION 9.4.     Effect of Supplemental Indentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
SECTION 9.5.     Compliance with Trust Indenture Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
SECTION 9.6.     Reference in Notes to Supplemental Indentures. . . . . . . . . . . . . . . . . . . . . . . . . . .59
SECTION 9.7.     Revocation and Effect of Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59

                                                             ARTICLE 10.
                                                              GUARANTEE

SECTION 10.1.    Unconditional Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
SECTION 10.2.    Priority of Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
SECTION 10.3.    Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
SECTION 10.4.    Release of a Subsidiary Guarantor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
SECTION 10.5.    Limitation of Subsidiary Guarantor's Liability.  . . . . . . . . . . . . . . . . . . . . . . . . .61
SECTION 10.6.    Contribution.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
SECTION 10.7.    Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
SECTION 10.8.    Execution of Guarantee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
SECTION 10.9.    Waiver of Stay, Extension or Usury Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
SECTION 10.10.   Obligations of the Guarantors Unconditional. . . . . . . . . . . . . . . . . . . . . . . . . . . .62

                                                             ARTICLE 11.
                                                            MISCELLANEOUS

SECTION 11.1.    Trust Indenture Act Controls.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
SECTION 11.2.    Notices to Issuers and Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
SECTION 11.3.    Notices to Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
SECTION 11.4.    Trustee, Paying Agent and Registrar Procedures.  . . . . . . . . . . . . . . . . . . . . . . . . .64
SECTION 11.5.    Compliance Certificates and Opinions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
SECTION 11.6.    Form of Documents Delivered to Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
SECTION 11.7.    Acts of Holders; Registered Holders; Record Dates. . . . . . . . . . . . . . . . . . . . . . . . .65
SECTION 11.8.    Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
SECTION 11.9.    Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
SECTION 11.10.   Benefits of Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
SECTION 11.11.   Governing Law; Jurisdiction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
SECTION 11.12.   Legal Holidays.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
SECTION 11.13.   No Recourse Against Others; Limitation on Liability. . . . . . . . . . . . . . . . . . . . . . . .66
SECTION 11.14.   Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67

         This AMENDED AND RESTATED INDENTURE, dated as of February 9, 1999, by and among ORBCOMM Global, L.P., a Delaware limited partnership (the "Company" or "ORBCOMM") and ORBCOMM Global Capital Corp., a Delaware corporation ("Capital"), as joint and several obligors (each, an "Issuer" and, collectively, the "Issuers"), each Issuer having its principal office at 2455 Horse Pen Road, Herndon VA 20171, Orbital Communications Corporation, a Delaware corporation ("OCC"), Teleglobe Mobile Partners, a Delaware general partnership ("Teleglobe Mobile"), ORBCOMM USA, L.P., a Delaware limited partnership ("USA"), and ORBCOMM International Partners, L.P., a Delaware limited partnership ("International" and, together with OCC, Teleglobe Mobile and USA, the "Guarantors"), each of USA and International having its principal office at 2455 Horse Pen Road, Herndon VA 20171 , OCC having its principal office at 21700 Atlantic Boulevard, Dulles, Virginia 20166 and Teleglobe Mobile, having its principal office at 1000, rue de La Gauchetiere ouest, Montreal, Quebec H3B 4X5, Canada and Marine Midland Bank, a New York banking corporation and trust company, as trustee (the "Trustee").

                                   RECITALS:

         WHEREAS, the Issuers, the Guarantors and the Trustee entered into that certain Indenture dated as of August 7, 1996 (the "Original Indenture") and wish to amend and restate the Original Indenture, to the extent set forth herein, (the "Amended Indenture");

         WHEREAS, the Issuers have duly authorized the issuance of $170,000,000 aggregate principal amount of their 14% Senior Notes due August 15, 2004 (the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuers and the Guarantors have duly authorized the execution and delivery of the Original Indenture; and

         WHEREAS, all things necessary to make the Notes, when executed by the Issuers and authenticated and delivered hereunder, duly issued by the Issuers, the valid obligations of the Issuers and the Guarantors, and to make this Amended Indenture a valid and binding agreement of the Issuers and the Guarantors, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH: for and in consideration of the premises and the purchase of the Notes by the Holders (as hereinafter defined) thereof, each party hereto hereby mutually covenants and agrees, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE 1.
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 1.1.     DEFINITIONS.

         "Acceleration Notice" has the meaning set forth in Section 6.2(a).

         "Accrual Period" has the meaning set forth in the form of the Note attached hereto as Exhibit A.

         "Acquired Debt" means, with respect to any specified Person:

                 (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

                 (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Act" has the meaning set forth in Section 11.7.

         "Administrative Services Agreement" means the Administrative Services Agreement dated as of September 12, 1995 between Orbital and the Company.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities (or the equivalent) of a Person shall be deemed to be control.

         "Agent Member" shall mean members of, or participants in, the Depositary.

         "Amendment Date" means the date of this Amended Indenture.

         "Asset Sale" means:

                 (i) the sale, lease, conveyance or other disposition of any assets, other than the sale or other disposition by a Credit Party of an Equity Interest in any other Credit Party (including, without limitation, by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Credit Parties and their Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.14 and/or Article V hereof and not by the provisions of Section 4.15); and

                 (ii)     except to the extent excluded by clause (i) above,
         (a) the issuance by any of the Credit Parties' Restricted Subsidiaries of Equity Interests, (b) the issuance of Equity Interests by any Special Purpose Entity that is not, immediately prior to such issuance, a Minority-Owned Special Purpose Entity and only to the extent a Credit Party or its Restricted Subsidiaries receive cash proceeds from such issuance or (c) the sale by the Credit Parties or any of their Restricted Subsidiaries of Equity Interests of any of their Subsidiaries (except Special Purpose Entities that are, immediately prior to such sale, Minority-Owned Special Purpose Entities), in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions: (a) that have a Fair Market Value in excess of $5 million; or (b) for net proceeds in excess of $5 million. Notwithstanding the foregoing: (i) sales of territory and ORBCOMM System rights to resellers, grants of licenses and other associated rights to use the ORBCOMM System to international licensees and sales of services, products or inventory in the ordinary course of business; (ii) a transfer of assets by any of the Credit Parties to any other Credit Party or to a Restricted Subsidiary of any of the Credit Parties or by a Restricted Subsidiary to any of the Credit Parties or to a Restricted Subsidiary of any of the Credit Parties; (iii) an issuance of Equity Interests by a Restricted Subsidiary of any of the Credit Parties to any of the Credit Parties or to a Wholly Owned Restricted Subsidiary of any Credit Party; and (iv) a Permitted Investment or a Restricted Payment that is permitted by Section 4.10 will be deemed not to be Asset Sales.

         "Asset Sale Offer" has the meaning set forth in Section 4.15(a).

         "Asset Sale Offer Trigger Date" has the meaning set forth in Section 4.15(a).

         "Authenticating Agent" has the meaning set forth in Section 2.3.

         "Bank Credit Facility" means one or more credit facilities (whether a term or a revolving facility) of the type customarily entered into with commercial banks, between the Company and any of the other Credit Parties, on the one hand, and any commercial banks, financial institutions or other lenders, on the other hand, which Bank Credit Facilities are by their terms designated as a "Bank Credit Facility" for purposes of this Indenture.

         "Business Day" means any day other than a Saturday, Sunday or legal holiday or day on which commercial banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close.

         "Canada Service License Agreement" means the Service License Agreement dated as of December 19, 1995 between ORBCOMM International and ORBCOMM Canada Inc.

         "Capital" means ORBCOMM Global Capital Corp., a Delaware corporation, or its successor.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

                 (i)      in the case of a corporation, corporate stock;

                 (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                 (iii) in the case of a partnership, partnership interests (whether general or limited); and

                 (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Consideration" means any consideration received from an Asset Sale in the form of cash or Cash Equivalents, in either case in U.S. dollars or another currency freely convertible into U.S. dollars.

         "Cash Equivalents" means:

                 (i)      U.S. dollars;

                 (ii)     Government Securities;

                 (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Eligible Institution;

                 (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
         (ii) and (iii) above entered into with any Eligible Institution;

                 (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

                 (vi) mutual funds or other pooled investment vehicles investing solely in investments of the types described in (i) through
         (v) above.

         "Cash Insurance" has the meaning set forth in Section 4.5(c).

         "Change of Control" means:

                 (i) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, directly or indirectly, including through a liquidation or dissolution, of all or substantially all of the assets of the Credit Parties and their Restricted Subsidiaries (other than any such transfer to any other Credit Party or any Wholly Owned Restricted Subsidiary of a Credit Party);

                 (ii) the adoption of a plan relating to the liquidation or dissolution of any of the Credit Parties (other than any such liquidation or dissolution to or for the benefit of any other Credit Party or any Wholly Owned Restricted Subsidiary of a Credit Party);

                 (iii) at any time prior to the date on which at least 20 satellites have been launched and tested and, together with the related ground systems, are reasonably believed by the Company to be ready for commercial operation as part of the ORBCOMM System, such time as Orbital ceases, directly or indirectly, including by way of a consolidation or merger, either (a) to be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of (1) at least 70% of the total Voting Equity Interests of OCC or (2) at least 50% of the total Voting Equity Interests of the Company or (b) to be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of (1) at least 70% of the total Equity Interests of OCC or (2) at least 50% of the total Equity Interests of the Company; provided, however, that in the event Orbital beneficially owns more than 50% of the total Voting Equity Interests of OCC, then Orbital shall be deemed to beneficially own 100% of OCC's interest in the Company; and provided, further, that notwithstanding the foregoing provisions of this clause (iii), it shall not constitute a Change of Control in the event OCC sells, transfers, conveys or otherwise disposes of Equity Interests in the Company to a Strategic Investor, or the Company issues Equity Interests to a Strategic Investor, in each case such that, following such sale or issuance, OCC owns not less than 35% of the fully diluted Equity Interests of the Company (provided that prior to any such sale or issuance the partners shall amend the Company's limited partnership agreement so that all actions taken by or on behalf of the Company that require the approval of OCC pursuant to the terms of the Company's limited partnership agreement as in effect on the Issue Date shall continue to require the approval of OCC following such sale or issuance);

                 (iv) at any time after the date on which at least 20 satellites have been launched and tested and, together with the related ground systems, are reasonably believed by the Company to be ready for commercial operation as part of the ORBCOMM System, such time as Orbital and Teleglobe, collectively, cease, directly or indirectly, including by way of a consolidation or merger, either (a) to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of at least 40% of the total outstanding Voting Equity Interests of the Company or (b) to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of at least 40% of the total outstanding Equity Interests of the Company; provided, however, that in the event Orbital or Teleglobe, as the case may be, beneficially owns more than 50% of the total outstanding Voting Equity Interests of OCC or Teleglobe Mobile, respectively, then Orbital or Teleglobe, as the case may be, shall be deemed to beneficially own 100% of OCC's or Teleglobe Mobile's interest, respectively, in the Company; or

                 (v) at any time prior to the date on which at least 20 satellites have been launched and tested and, together with the related ground systems, are reasonably believed by the Company to be ready for commercial operation as part of the ORBCOMM System, the admission of any Person as a general partner of the Company after which OCC and Teleglobe Mobile do not, collectively, retain the exclusive power to take all of the actions which they are entitled to take under the limited partnership agreement of the Company, as in effect on the Issue Date by vote of a Majority in Interest or a Super Majority in Interest (as such terms are defined in the Company's limited partnership agreement as in effect on the Issue Date).

provided, however, that for purposes of any of the foregoing calculations, all options to acquire, directly or indirectly, Capital Stock of OCC, the Company or the Public General Partner under the Stock Option Plans and shares of Capital Stock issued or issuable upon exercise thereof shall not be deemed to be outstanding.

         "Change of Control Date" has the meaning set forth in Section 4.14(b).

         "Change of Control Offer" has the meaning set forth in Section
4.14(a).

         "Change of Control Payment" has the meaning set forth in Section
4.14(a).

         "Change of Control Payment Date" has the meaning set forth in Section 4.14(b).

         "Collateral Agent" means the collateral agent under the Pledge
Agreement.

         "Commission" means the Securities and Exchange Commission, or successor body performing the duties now assigned to it under the TIA.

         "Company" means ORBCOMM Global, L.P., a Delaware limited partnership, or its successor.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus, to the extent deducted or otherwise excluded in computing such Consolidated Net
Income:

                 (i) an amount equal to any extraordinary loss plus any net loss realized in connection with a sale of assets;

                 (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period;

                 (iii) Consolidated Interest Expense less consolidated interest income of such Person and its Restricted Subsidiaries for such period; and

                 (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period;

in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary that is not a Subsidiary Guarantor of any such Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be distributed by dividend to such Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, whether paid or accrued and whether or not capitalized (including, without limitation, Revenue Participation Interest on the Notes, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations).

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                 (i) the Net Income of an Unrestricted Subsidiary or Person that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the referent Person or a Restricted Subsidiary thereof;

                 (ii) the Net Income of any Restricted Subsidiary that is not a Subsidiary Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders;

                 (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

                 (iv) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person as of any date:

                 (i) the common equity of such Person and its consolidated Restricted Subsidiaries as of such date; plus

                 (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred Equity Interests (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock; minus

                 (iii) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going-concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person; minus

                 (iv) all investments as of such date in Persons that are not Restricted Subsidiaries; minus

                 (v) all unamortized debt discount and expense and unamortized deferred charges as of such date.

         "Consolidated Tangible Net Assets" means, with respect to any Person, the Consolidated Net Worth of such Person less goodwill and any other intangible assets shown on the consolidated balance sheet of such Person and its Restricted Subsidiaries.

         "Contingency Event" shall have the meaning set forth in Section 4.19.

         "Contingency Fund" shall have the meaning set forth in Section 4.20.

         "Corporate Trust Office" means, with respect to the Trustee or any agent, the principal corporate trust office of such Person.

         "Covenant Defeasance" has the meaning set forth in Section 8.1(c).

         "Credit Parties" means, collectively, the Issuers and any Guarantor other than any Subsidiary Guarantor established after the Issue Date, and any of their respective successors.

         "Credit Parties' Fixed Charge Coverage Ratio" means, for any period, the ratio of (A) the sum of (without duplication) (1) Consolidated Cash Flow of the Company (excluding the Consolidated Cash Flow of USA and International), plus (2) Consolidated Cash Flow of USA, plus (3) Consolidated Cash Flow of International to (B) the Credit Parties' Fixed Charges for such period.

         "Credit Parties' Fixed Charges" means, for any period, the sum of (i) the sum of (without duplication) Consolidated Interest Expense of each of the Credit Parties for such period, plus (ii) the sum of (without duplication) Consolidated Interest Expense of each of the Credit Parties that was capitalized during such period, plus (iii) to the extent not included above, any Consolidated Interest Expense on Indebtedness of another Person that is guaranteed by any of the Credit Parties or secured by a Lien on assets of any of the Credit Parties (whether or not such guarantee or Lien is called upon).

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Defeasance" has the meaning set forth in Section 8.1(b).

         "Deficiency Amount" has the meaning set forth in Section 4.19.

         "Depository" means, with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Depository Trust Company, for so long as it shall be a clearing agency registered under the Exchange Act, or such successor as the Company shall designate from time to time in an Officers' Certificate delivered to the Trustee.

         "Disqualified Capital Contribution" means, with respect to any of the Credit Parties, any contribution to the equity capital of such Person that (i) when added to all prior contributions to any of the Credit Parties, results in total contributed capital equal to or less than $160 million, without duplication; or (ii) in the case of the Company, comprises proceeds of any transaction other than (x) a contribution to the equity capital of OCC and/or Teleglobe Mobile that is in turn contributed to the equity capital of the Company or (y) a contribution to the equity capital of the Company from a party other than OCC and Teleglobe Mobile.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event: (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or (ii) is redeemable or is convertible or exchangeable for Indebtedness at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Notes are repaid, redeemed or retired in full.

         "Eligible Institution" means a domestic commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" or higher according to S&P or Moody's at the time as of which any investment or rollover therein is made.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Event of Default" has the meaning specified in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act) and the rules and regulations thereunder.

         "Exchange Offer" has the meaning set forth in Section 2.2.

         "Exchange Offer Registration Statement" has the meaning set forth in
Section 2.2.

         "Exchange Note" means any Note issued in exchange for an Original Note pursuant to the Exchange Offer or the Private Exchange Offer.

         "Existing Indebtedness" means Indebtedness of the Company in existence on the Issue Date, until such amounts are repaid.

         "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets shall be determined: (i) prior to the Offering, by the general partners of the Company, and (ii) subsequent to the Offering, by the governing body of the Company, provided, however, in the case of a determination for purposes of clause (vi) of the definition of Permitted Investment, by the affirmative vote of a majority of the members of the governing body of the Company, which majority shall include at least one member that is not affiliated with any of the general partners of the Company (other than the Public General Partner), in each case acting in good faith and which determination shall be evidenced by an Officers' Certificate delivered to the Trustee.

         "FCC License" means the FCC authorization granted to OCC on October 20, 1994 to construct, launch and operate 36 satellites for the purpose of providing two-way data and messaging communications and position determination services in the United States.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession and which are in effect on the Issue Date.

         "Gateway Maintenance Contract" means the Gateway Maintenance Contract between the Company and Orbital effective as of August 1, 1996, as the same may be amended, supplemented or otherwise modified from time to time.

         "Global Note" has the meaning set forth in Section 2.1.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Guarantee" means each of the guarantees of the Guarantors pursuant to
Article X hereof.

         "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Guarantor" means each of USA, International, OCC and Teleglobe Mobile, and any other Person that guarantees the obligations of the Issuers under the Notes and this Indenture in accordance with the provisions of this Indenture, and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign currency hedge obligations, and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest and foreign currency rates.

         "Holder" means a Person in whose name a Note is registered in the Note Register.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable to the extent that any such accrued expense or trade payable is not more than 90 days overdue or is otherwise being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person and, in the event such indebtedness is not assumed by, and is otherwise non-recourse to, such Person, the amount of such indebtedness shall be deemed to equal the greater of the book value or Fair Market Value of such asset) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person; provided, however, that amounts outstanding under the MetLife Note shall not constitute "Indebtedness;" and provided, further, that "Indebtedness" shall be calculated in all cases without duplication and after elimination of Intercompany Indebtedness.

         "Indebtedness to Cash Flow Ratio" means, with respect to any Person as of any date of determination, the ratio of:

                 (i) total Indebtedness of such Person and its Restricted Subsidiaries as of such date to

                 (ii) four times Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements of such Person are available (the "Measurement Period");

provided, however, that: (a) in making such computation, the total Indebtedness of such Person and its Restricted Subsidiaries shall include the total amount of funds outstanding and available under any credit facilities; (b) in the event such Person or any of its Restricted Subsidiaries consummates a material acquisition or sale of assets subsequent to the commencement of the Measurement Period, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such material acquisition or sale of assets as if the same had occurred at the beginning of the Measurement Period; and (c) in making such calculation for the Credit Parties, total Indebtedness shall include total Indebtedness of the Credit Parties and their respective Restricted Subsidiaries and Consolidated Cash Flow shall include only the sum of (without duplication)
(1) the Consolidated Cash Flow of the Company(excluding the Consolidated Cash Flow of USA and International), plus (2) the Consolidated Cash Flow of USA, plus (3) the Consolidated Cash Flow of International.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the General Partners of the Company (evidenced by a unanimous resolution of the General Partners of the Company as set forth in an Officers' Certificate delivered to the Trustee), qualified to perform the task for which it has been engaged and is disinterested and independent with respect to the Credit Parties and their Affiliates.

         "Initial Deployment Date" has the meaning set forth in Section 4.19.

         "Initial Purchasers" means Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and RBC Dominion Securities Corporation.

         "Institutional Accredited Investor" shall mean an institutional investor described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Insurance Account" has the meaning set forth in Section 4.5(c).

         "Insurance Contingency Event" has the meaning set forth in Section 4.5(c).

         "Insurance Launch Deficiency Amount" has the meaning set forth in
Section 4.5(c).

         "Intercompany Indebtedness" has the meaning set forth in Section
4.12(b).

         "Interest Payment Date" means, with respect to any installment of interest on the Notes, the date specified in such Note as the fixed date on which such installment of interest is due and payable.

         "International" means ORBCOMM International Partners, L.P., a Delaware limited partnership, or its successors

         "Internal VAR Assets" means all the tangible and intangible assets of the Company as of the Amendment Date, used primarily in or developed primarily for the Company's internal value-added reseller operations, for marketing, developing or distributing the Company's monitoring, tracking and messaging services to end-users or for developing applications with respect to the foregoing, comprising the tangible and intangible assets of (i) ControlSat and Vantage (the two internally developed value-added resellers operating as divisions of the Company as of the Amendment Date that market and distribute the Company's monitoring and tracking services to the oil and gas and transportation industries, respectively) and (ii) internal value-added resellers that will offer monitoring, tracking and/or messaging services to the heavy equipment, utility, automotive, consumer or remote worker market segments, regardless of whether such resellers are operating as separate divisions as of the Amendment Date.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans, guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common Equity Interests (other than Disqualified Stock) of any Credit Party shall not be deemed to be an Investment.

         "Issue Date" means the date on which the Notes are first authenticated and delivered under this Indenture.

         "Issuers" means each of ORBCOMM and Capital.

         "Joint Venture" means a Person in a Related Business in which any Credit Party holds 50% or less of the Voting Equity Interests.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidated Damages" has the meaning set forth in Section 2(e) of the Registration Rights Agreement dated as of August 7, 1996 among the Issuers, the Guarantors and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time.

         "Magellan Agreement" means the Subscriber Communicator Manufacturing Agreement between the Company and Magellan Corporation dated as of July 31, 1996, as the same may be amended, supplemented or otherwise modified from time to time.

         "Marketable Securities" means:

                 (i)      Government Securities;

                 (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

                 (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Credit Parties) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's;

                 (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

                 (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

         "Maturity Date" means August 15, 2004, or such other date principal of the Notes becomes due and payable under this Indenture.

         "MetLife Note" means the Loan and Security Agreement dated December 22, 1994 between the Company and MetLife Capital Corporation, as the same may be amended, supplemented or otherwise modified from time to time, which loan is guaranteed by Orbital.

         "Monthly Revenue Participation Interest" means, with respect to any month and any Note, the product of 5.0% of System Revenue for such month times a fraction, the numerator of which is the principal amount outstanding on such Note and the denominator of which is $170,000,000.

         "Minority-Owned Special Purpose Entity" means a Special Purpose Entity in which any Credit Party or Restricted Subsidiary or any Person controlled by a Credit Party or Restricted Subsidiary owns, directly or indirectly, 50% or less of the outstanding Voting Equity Interests of such Special Purpose Entity.

         "Moody's" means Moody's Investors Service, Inc. or its successors.

         "Net Income" means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however;

                 (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:

                          (a) any sale of assets (including, without limitation, dispositions pursuant to sale and leaseback transactions); or

                          (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                 (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by any of the Credit Parties or any of their Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-Cash Consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements and provided that any such amount not so required to be paid for taxes shall be deemed to constitute Net Proceeds at the time such amount is not retained for such purpose), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets (including Equity Interests) that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or asset (including Equity Interests) established in accordance with GAAP (provided that the amount of any such reserve shall be deemed to constitute Net Proceeds at the time such reserve shall have been released or is not otherwise required to be retained for such purpose).

         "Non-Recourse Debt" means Indebtedness:

                 (i) as to which neither any of the Credit Parties nor any of their Restricted Subsidiaries:

                          (a)     provides credit support of any kind
                 (including any undertaking, agreement or instrument that would constitute Indebtedness);

                          (b) is directly or indirectly liable (as a guarantor or otherwise); or

                          (c)     constitutes the lender;

                 (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of any of the Credit Parties or any of their Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                 (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any of the Credit Parties or any of their Restricted Subsidiaries.

         "Note Register" has the meaning specified in Section 2.3.

         "Notes" means the Exchange Notes and the Original Notes.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OCC" means Orbital Communications Corporation, a Delaware corporation, or its successors.

         "OCC Stock Option Plan" means the Orbital Communications Corporation 1992 Stock Option Plan, as the same may be amended from time to time.

         "Offering" means an underwritten initial public offering of shares of common stock by the Public General Partner pursuant to an effective registration statement under the Securities Act of 1933, as amended.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer or President and the chief financial or accounting officer of such Person, or their equivalent.

         "Opinion of Counsel" means a written opinion of legal counsel acceptable to the Trustee, and delivered to the Trustee.

         "ORBCOMM" means ORBCOMM Global, L.P., a Delaware limited partnership, or its successors.

         "ORBCOMM System" means ORBCOMM's global digital satellite communications system of low-earth orbit satellites and certain terrestrial facilities intended to provide two-way data and messaging communications services throughout the world.

         "Orbital" means Orbital Sciences Corporation, a Delaware corporation.

         "Original Notes" means the Notes initially issued under this Indenture prior to the issuance of the Exchange Notes.

         "Partnership Agreement" means the amended and restated partnership agreement of ORBCOMM Global, L.P., dated September 12, 1995, as the same may be amended or amended and restated from time to time in accordance with the terms thereof.

         "Partners' Contingent Commitment" shall mean a commitment by Orbital and Teleglobe to provide, in the aggregate, to the Company up to the lesser of
(x) $30 million less amounts drawn under the Partners' Insurance Contingent Commitment or (y) the Deficiency Amount or (z) the amount required to complete deployment of, and place in commercial service, 20 satellites, in capital contributions or debt financing expressly subordinated to the Notes (at then prevailing interest rates, which subordinated debt financing shall not mature or be subject to acceleration prior to maturity of the Notes and which shall not provide for cash interest payments prior to maturity of the Notes) from and after a Contingency Event through the Initial Deployment Date.

         "Partners' Insurance Contingent Commitment" has the meaning set forth in Section 4.5(c).

         "Paying Agent" has the meaning set forth in Section 2.3.

         "Permitted Investment" means:

                 (i) any Investment in any Credit Party or in any Restricted Subsidiary of any Credit Party;

                 (ii)     any Investments in cash or Cash Equivalents;

                 (iii) Investments by any of the Credit Parties or any of their Restricted Subsidiaries in a Person if, as a result of such
         Investment:

                          (a) such Person becomes a Restricted Subsidiary of any Credit Party; or

                          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, any Credit Party or any Restricted Subsidiary of any Credit Party;

                 (iv) any Investment made as a result of the receipt of non-Cash Consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.15;

                 (v) any Investment made with Excess Proceeds remaining after the consummation of an Asset Sale Offer as described in Section 4.15;

                 (vi) any Investments in any Special Purpose Entity provided that the aggregate value of all such Investments made since the Amendment Date, the value of each such Investment being its Fair Market Value at the time such Investment was made (except that Investments consisting of assets of the type generally described under the definition of Internal VAR Assets but developed after the Amendment Date shall be valued at historical cost), does not exceed the sum of (x) the amount equal to the aggregate proceeds (less appropriate fees and expenses and without duplication) received by the Company from the issuance and sale of its Capital Stock (other than Disqualified Stock) or from capital contributions made to the Company by holders of its Capital Stock on or after the Amendment Date but not including proceeds used to make Permitted Investments pursuant to clause (viii) of the definition thereof or to make Restricted Payments pursuant to clause
         (ii) or (iii) of Section 4.10(b) or clause (c)(2) of Section 4.10(a) hereof, such amount not to exceed $30 million plus (y) cumulative Consolidated Cash Flow less 2.0 times cumulative Consolidated Interest Expense as determined from the beginning of the first fiscal quarter commencing after the Amendment Date to the end of the Company's most recently completed fiscal quarter for which financial statements are available, taken as one accounting period, to the extent such amount under this subclause (y) is greater than zero, provided, however, of the foregoing amounts, the aggregate value of Investments in all Minority-Owned Special Purpose Entities (classified as such at the time of Investment) shall not exceed one-third of the sum of clauses
         (x) and (y) above, and provided further, that the contribution or transfer of Internal VAR Assets to one or more Special Purpose Entities pursuant to subparagraph (x) shall not be included in determining the maximum aggregate value of Investments permitted to be made pursuant to this clause (vi);

                 (vii) Investments in any Joint Venture; provided that at the time any such Investment is made, such Investment will not cause the aggregate amount of Investments at any one time made under this clause (vii) to exceed the greater of (x) $5 million or (y) 5% of the System Consolidated Net Worth;

                 (viii) any Investment made by the Credit Parties or any of their Restricted Subsidiaries in any Unrestricted Subsidiary using the proceeds of a substantially concurrent contribution to the equity capital (other than a Disqualified Capital Contribution) of the Company, OCC and/or Teleglobe Mobile;

                 (ix) any Investment made by the Credit Parties or any of their Restricted Subsidiaries in a Related Business; provided that at the time any such Investment is made, such Investment will not cause the aggregate amount of Investments at any one time made under this clause (ix) to exceed (a) $5 million; and

                 (x) any Investment made by means of a contribution or transfer of Internal VAR Assets to one or more Special Purpose Entities.

For purposes of determining compliance with this definition of Permitted Investment, in the event that any particular Investment meets the criteria of more than one of the categories described in clause (i) through (x) of this definition or is entitled to be made pursuant to paragraph (a) of Section 4.10, the Company shall, in its sole discretion, classify or reclassify such item in any manner that complies with this definition or paragraph (a) of Section 4.10 and such item will be treated as having been made pursuant to only one of such clauses or pursuant to paragraph (a) of Section 4.10. To the extent that any Permitted Investment that was made pursuant to clauses (vi), (vii), (viii) or
(ix) of this definition of Permitted Investment on or after the Amendment Date is sold for cash or otherwise liquidated or repaid for cash, the amount available therefor for Permitted Investments shall include the lesser of (a) the cash return of capital with respect to such Permitted Investment (less the cost of disposition, if any) and (b) the initial amount of such Permitted Investment.

         "Permitted Liens" means:

                 (i)      Liens securing the Notes;

                 (ii)     Liens in favor of the Credit Parties;

                 (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with any of the Credit Parties or any of their Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with such Credit Party or its Restricted Subsidiary;

                 (iv) Liens on property existing at the time of acquisition thereof by any of the Credit Parties or any of their Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition;

                 (v) Liens to secure the performance of statutory obligations, surety, appeal or performance bonds or other obligations of a like nature or mechanics' or purchase money Liens incurred in the ordinary course of business;

                 (vi)     Liens existing on the Issue Date;

                 (vii) Liens on inventory, accounts receivable or domestic and/or international gateways and related ground systems securing up to $40 million in principal amount at any one time outstanding of: (a) Indebtedness incurred under clause (vii) of Section 4.12(b), or (b) Permitted Refinancing Indebtedness incurred pursuant hereto to refinance Indebtedness under clause (vii) of Section 4.12;

                 (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                 (ix) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and

                 (x) Liens on any assets of the Credit Parties or their Restricted Subsidiaries securing up to $10 million in principal amount of Indebtedness at any one time outstanding permitted under Section 4.12(b).

         "Permitted Refinancing Indebtedness" has the meaning set forth in
Section 4.12(b).

         "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Pledge Account" means the account established with the Collateral Agent pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities.

         "Pledge Agreement" means the Pledge Agreement dated as of the date of this Indenture by and between the Issuers and the Collateral Agent governing the Pledge Account, as the same may be amended, supplemented or otherwise modified from time to time.

         "Pledged Securities" means the Government Securities purchased by the Issuers with a portion of the net proceeds from the Offering to be deposited in the Pledge Account and pledged as security for the Notes.

         "Private Exchange Offer" has the meaning set forth in Section 2.2.

         "Private Placement Legend" has the meaning set forth in Section 2.1.

         "Proceeds Purchase Date" has the meaning set forth in Section 4.15.

         "Procurement Agreement" means the ORBCOMM System Procurement Agreement dated as of September 12, 1995, between ORBCOMM and Orbital, as the same may be amended, supplemented or otherwise modified from time to time.

         "Public General Partner" means any Person whose common stock is offered and sold to the public in the Offering and the net proceeds therefrom are contributed to, or used to acquire a general partner interest, in the Company.

         "Purchase Agreement" means the Purchase Agreement, dated as of August 2, 1996, between the Issuers, the Guarantors and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time.

         "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

         "Record Date" shall have the meaning set forth in the form of the Note attached hereto as Exhibit A.

         "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Registrar" has the meaning set forth in Section 2.3.

         "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Related Assets" means all assets used in connection with the design, development, procurement, installation, operation or marketing of satellite-based messaging and data communications systems and any activities or assets ancillary thereto.

         "Related Business" means any business relating to the design, procurement, installation and operation of satellite-based messaging and data communications systems or the marketing, development or distribution of satellite-based messaging or data communications products or services.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Payment" has the meaning set forth in Section 4.10.

         "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act.

         "Revenue Participation Interest" means, as of any payment date, Revenue Participation Interest on the Notes accrued through the Accrual Period last ended (including any Accrual Period that ends on such payment date) and any Revenue Participation Interest previously accrued and the payment of which has been permitted to be deferred.

         "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

         "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

         "S&P" means Standard & Poor's Ratings Services, or its successors.

         "Securities Act" means the Securities Act of 1933, as amended (or any successor act) and the rules and regulations thereunder.

         "Semi-annual Period" means each period that begins on January 1 and ends on the next succeeding June 30 or each period that begins on July 1 and ends on the next succeeding December 31.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Special Purpose Entity" means, with respect to any Person, any (i) Joint Venture in which such Person, directly or indirectly, owns an Equity Interest, whether or not controlled by such Person, or (ii) a Subsidiary of such Person, which such Joint Venture or Subsidiary has been designated by such Person as a Special Purpose Entity that engages primarily in value-added reseller operations, that markets, develops or distributes the Company's monitoring, tracking or messaging services or that develops applications in connection with the foregoing, and, except as specified below, otherwise qualifies as an Unrestricted Subsidiary. For purposes of this Indenture, a Special Purpose Entity shall be deemed to be, and treated as, an Unrestricted Subsidiary except (a) that a Special Purpose Entity does not need to meet the requirements of clause (v) of the definition of Unrestricted Subsidiary, (b) a Credit Party may, subject to the limitations contained in clause (vi) of the definition of Permitted Investments, constitute a lender of Indebtedness to a Special Purpose Entity notwithstanding clause (i)(c) of the definition of Non-Recourse Debt and (c) in the case of a Joint Venture or Minority-Owned Special Purpose Entities so designated, the requirement that an Unrestricted Subsidiary be a Subsidiary of the Person shall not apply.

         "Strategic Investor" means, for purposes of clause (iii) of the definition of "Change of Control," a Person having a total market capitalization of at least $750 million and a long-term debt rating assigned by either of Moody's or S&P of investment grade.

         "Stock Option Plans" means the OCC Stock Option Plan and any form of stock or equity ownership plan of the Public General Partner either by itself or together with the Company.

         "Subsidiary" means, with respect to any Person:

                 (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

                 (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantee" means any Guarantee of the Issuers' obligations under this Indenture and the Notes given by a Subsidiary Guarantor.

         "Subsidiary Guarantor" means USA, International and any Restricted Subsidiary of a Credit Party that has issued a Guarantee of the Issuers' obligations under this Indenture and the Notes.

         "Successor Note" of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

         "System Consolidated Net Worth" means the sum of (without duplication) the Consolidated Net Worth of each of the Credit Parties, reflecting elimination of intercompany transactions.

         "System Revenue" means, for any period, the sum of , the gross revenue of each of the Credit Parties and their Restricted Subsidiaries, without duplication and reflecting elimination of intercompany transactions and without giving effect to any consolidation of Persons that are not Credit Parties or Restricted Subsidiaries of Credit Parties. Such revenue shall include fees received from Special Purpose Entities for use of the ORBCOMM System.

         "Tax Sharing Agreement" means the Tax Sharing Agreement between Orbital and OCC dated as of August 1, 1996, as the same may be amended, supplemented or otherwise modified from time to time.

         "Teleglobe" means Teleglobe Inc., a Canadian corporation, or its successors.

         "Teleglobe Administrative Services Agreement" means the Administrative Services Agreement between the Company and Teleglobe dated August 7, 1996, as the same may be amended, supplemented or otherwise modified from time to time.

         "Teleglobe Mobile" means Teleglobe Mobile Partners, a Delaware general partnership, or its successors.

         "TIA" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trustee" means Marine Midland Bank until a successor Trustee shall have been appointed pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Unrestricted Subsidiary" of a Person means any Subsidiary of such Person that is designated by such Person as an Unrestricted Subsidiary, but only if and for so long as such Subsidiary:

                 (i)      has no Indebtedness other than Non-Recourse Debt;

                 (ii) is not party to any agreement, contract, arrangement or understanding with any of the Credit Parties or any Restricted Subsidiary of any of the Credit Parties unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Credit Party or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of any of the Credit Parties;

                 (iii) is a Person with respect to which neither any Credit Party nor any of their Restricted Subsidiaries has any direct or indirect obligation:

                          (1)     to subscribe for additional Equity Interests;
                 or

                          (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                 (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of any of the Credit Parties or any of their Restricted Subsidiaries (other than Subsidiary Guarantees under this Indenture); and

                 (v) in the case of a corporate entity or limited liability company has at least one director on its board of directors and at least one executive officer, in each case who is not a director or executive officer of any of the Credit Parties or any of their Restricted Subsidiaries.

         A Credit Party may designate any Restricted Subsidiary of such Credit Party to be an Unrestricted Subsidiary if such designation would not cause a Default and, at the time of and after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness under the applicable provisions of the first paragraph under Section 4.12(a); provided that in no event shall all or any portion of the assets or properties (other than cash or Internal VAR Assets) owned by the Credit Parties on the Issue Date be transferred to or held by an Unrestricted Subsidiary of any of the Credit Parties . For purposes of such designation, all outstanding Investments by the Credit Parties and their Restricted Subsidiaries (except to the extent repaid in cash and except for Investments described in clauses (vi) or (viii) of the definition of "Permitted Investment") in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under subclause (c)(1) through (c)(3) of Section 4.10(a). All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of: (1) the net book value of such Investments at the time of such designation; (2) the Fair Market Value of such Investments at the time of such designation; and (3) the original Fair Market Value of such Investments at the time they were made.

         Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         "USA" means ORBCOMM USA, L.P., a Delaware limited partnership, or its successors.

         "Voting Equity Interests" means the Equity Interest in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect or appoint the board of directors, executive committee or other governing body of such corporation or Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                 (i) the sum of the products obtained by multiplying: (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                 (ii)     the then outstanding principal of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and one or more other Wholly Owned Restricted Subsidiaries of such Person; provided, however, that with respect to any Credit Party, the term "Wholly Owned Restricted Subsidiary" shall mean any Restricted Subsidiary of such Credit Party all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned, directly or indirectly, by all of the Credit Parties, considered as one enterprise.

SECTION 1.2.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                          (1)     "indenture securities" means the Notes;

                          (2)     "indenture security holder" means a Holder;

                          (3)     "indenture to be qualified" means this
                                  Indenture;

                          (4) "indenture trustee" or "institutional trustee" means the Trustee; and

                          (5) "obligor" on the indenture securities means the Issuers, the Guarantors, or any other obligor on the Notes or the Guarantees.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.3.     RULES OF CONSTRUCTION.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                          (1) the terms defined in this Article have the meanings assigned to them in this Article and, where appropriate, words of the masculine gender shall mean and include correlative words of the feminine and neutral genders and words importing the singular numbers shall mean and include the plural number, and vice versa;

                          (2)     accounting terms used herein and not
                 otherwise defined have the meanings ascribed to them in accordance with GAAP;

                          (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                          (4) Articles and Sections referred to by number shall mean the corresponding Articles and Sections of this Indenture;

                          (5) any headings preceding the texts of the several Articles and Sections of this Indenture, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference, and shall not constitute a part of this Indenture, nor shall they affect its meaning, construction or effect; and

                          (6) any reference to a statute shall be construed to include any statutory provision consolidating, amending or replacing the statute referred to.

                                   ARTICLE 2.
                                   THE NOTES


SECTION 2.1.     FORMS GENERALLY.

         The Original Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have such notations, legends or endorsements required by this Indenture, applicable law, securities exchange rule or depository rule or usage. The Issuers, the Guarantors and the Trustee shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the Notes, annexed hereto as Exhibit A and Exhibit B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form of Exhibit A hereto (the "Global Note"), registered in the name of the Depository or its nominee, deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth in Exhibit A hereto (the "Private Placement Legend"), duly executed by the Company and authenticated by the Trustee as hereinafter provided.

SECTION 2.2. EXECUTION AND AUTHENTICATION; AGGREGATE PRINCIPAL AMOUNT; DENOMINATIONS.

         The Notes shall be executed on behalf of the Issuers by the Chief Executive Officer, President, an Executive Vice President or a Vice President of the Company and Capital. The signature of any of these officers on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company and/or Capital shall bind the Issuers, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication, together with a request for the authentication and delivery of such Notes, and the Trustee, in accordance with such request, shall authenticate and deliver such Notes as provided in this Indenture.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate (i) Original Notes for original issue in the aggregate principal amount not to exceed $170,000,000, and (ii) Exchange Notes issued, either (x) in an exchange offer (the "Exchange Offer") for the Original Notes pursuant to a registration statement (the "Exchange Offer Registration Statement") filed with the Commission from time to time or (y) in a private exchange offer (the "Private Exchange Offer") pursuant to the Section 2(a) of the Registration Rights Agreement, for issue only in exchange for a like principal amount of Original Notes, in each case upon written orders of the Issuers in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Original Notes or Exchange Notes. Except as contemplated by Section 2.7 hereof, the aggregate principal amount of Notes outstanding at any time may not exceed $170,000,000.

         The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof, subject to a minimum initial purchase amount of $100,000.

SECTION 2.3.     REGISTRAR, PAYING AGENT AND AUTHENTICATING AGENT.

         The Issuers shall maintain an office or agency (which may be the Trustee) located in the Borough of Manhattan in The City of New York, State of New York to which (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Notes may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Issuers, upon prior written notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. Neither the Issuers nor any Affiliate of the Issuers may act as Paying Agent.

         The Trustee may appoint an authenticating agent (the "Authenticating Agent") with respect to the Notes, which Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate the Notes hereunder. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuers and otherwise comply in all respects with the eligibility requirements of the Trustee contained in this Indenture.

         The Issuers shall enter into an appropriate agency agreement with any agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee, in advance, of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such.

         The Issuers hereby appoint the Trustee as Registrar and Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Registrar or Paying Agent may resign upon 30 days' notice to the Company.

SECTION 2.4.     PAYING AGENT TO HOLD ASSETS IN TRUST.

         The Company shall require the Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal and premium (if any) of, or interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) on, the Notes (whether such assets have been distributed to it by the Issuers or any other obligor on the Notes), and the Issuers and the Paying Agent shall notify the Trustee of any Default by the Issuers (or any other obligor on the Notes) in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon such distribution and accounting to the Trustee, the Paying Agent shall have no further liability for such assets.

SECTION 2.5.     PERSONS DEEMED OWNERS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders in the Note Register and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish or cause the Registrar to furnish to the Trustee as of each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

         Prior to due presentment of a Note for registration of transfer, the Issuers and the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal and premium (if any) of and interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) on such Note and for all other purposes whatsoever, and none of the Issuers, the Trustee or any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

SECTION 2.6.     TRANSFER AND EXCHANGE.

         Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.9, 4.14 or 4.15, in which case the Issuers shall be responsible for the payment of such taxes).

         The Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business on a Business Day 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any such Note being redeemed in part.

         Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

SECTION 2.7.     REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Issuers and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuers shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         Upon the issuance of any new Note under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and every such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

SECTION 2.8.     OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee, except those cancelled by it, those delivered to it for cancellation and those otherwise described in this Section as not outstanding. Subject to the provisions of Section 2.9, a Note does not cease to be outstanding because the Issuers, the Guarantors or any of their respective Affiliates holds such Note.

         If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

SECTION 2.9.     TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuers, the Guarantors or any of their respective Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. The Issuers and the Guarantors shall notify the Trustee, in writing, when any of the Issuers, the Guarantors or any of their Affiliates repurchases or otherwise acquires Notes and the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10.    TEMPORARY NOTES.

         Pending the preparation of definitive Notes, the Issuers may execute, and upon written order in the form of an Officers' Certificate the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Issuers shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Issuers designated pursuant to Section 4.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a like tenor and principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same rights, benefits and privileges under this Indenture as definitive Notes.

SECTION 2.11.    CANCELLATION.

         The Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act) unless the Company directs the Trustee in writing that such cancelled Notes shall be returned to them. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture.

SECTION 2.12.    PAYMENT OF INTEREST; DEFAULTED INTEREST.

         Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered in the Note Register at the close of business on the applicable Record Date. With respect to any payment of Revenue Participation Interest, the Issuers shall deliver to the Trustee, not less than five (5) Business Days prior to the date on which such Revenue Participation Interest is payable, and promptly following a written request therefor made by the Trustee, at any other time, an Officers' Certificate certifying the amount and the calculations with respect thereto. The Trustee shall be entitled to rely conclusively on the information set forth in any such Officers' Certificate and shall have no duty or obligation to recalculate or otherwise verify the amounts or calculations set forth therein. Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest (including Revenue Participation Interest, if any) accrued and unpaid, and to accrue, which were carried by such other Note.

         If the Issuers default in a payment of interest (including Revenue Participation Interest, if any) on the Notes, they shall pay the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest, or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Issuers shall mail to each Holder, as of a recent date selected by the Issuers, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.    CUSIP NUMBER.

         The Issuers in issuing the Notes shall use a CUSIP number, and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the certificates representing the Notes, and that reliance may be placed only on the other identification numbers printed on the certificates representing the Notes.

SECTION 2.14.    DEPOSIT OF MONEYS.

         On each Interest Payment Date and each date on which principal of the Notes is payable, the Issuers shall, not later than 11:00 a.m., New York City time, deposit with the Paying Agent in immediately available funds money sufficient to make any cash payments due on such date in a timely manner which permits the Paying Agent to remit payment to the Holders on such date.

SECTION 2.15.    BOOK-ENTRY PROVISIONS FOR GLOBAL NOTE.

         (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of the Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C hereto.

         Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (x) prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or (y) impair, as between the Depository and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for certificated Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Issuers within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue certificated Notes.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more certificated Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more certificated Notes of like tenor and amount.

         (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of certificated Notes of authorized denominations.

         (e) Any certificated Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph
(b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.16, bear the legend regarding transfer restrictions applicable to the certificated Notes set forth in Exhibit A hereto.

         (f) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.    SPECIAL TRANSFER PROVISIONS.

         (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB:

                 (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after three years from the Issue Date or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB, the proposed transferee has delivered to the Registrar a certificate substantially in the form of Annex A to the Offering Memorandum used in connection with the sale of the Notes; and

                 (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures; whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding certificated Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Issuers shall execute and the Trustee shall authenticate and deliver one or more certificated Notes of like tenor and amount.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB:

                 (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                 (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Certificated Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall cancel the Certificated Notes so transferred.

         (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph
(a)(i)(x) of this Section 2.16 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers, the Registrar and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

         The Registrar shall retain, for a minimum of two years, copies of all letters, notices and other written communications received pursuant to Section
2.15 or this Section 2.16. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                   ARTICLE 3.
                                   REDEMPTION

SECTION 3.1.     RIGHT OF REDEMPTION.

         (a) Optional Redemption. The Notes will be redeemable, at the option of the Issuers, in whole or in part at any time or from time to time, on and after August 15, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve month period commencing on August 15 of the years set forth below, plus, in each case, accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) thereon to the applicable date of redemption:

                                                    REDEMPTION
                            YEAR                      PRICE
                 -----------------------------    ---------------
                 2001  . . . . . . . . . . .         115.000%
                 2002  . . . . . . . . . . .         107.500%
                 2003 and thereafter . . . .         100.000%

         (b) Optional Redemption Upon Sale of Capital Stock. Notwithstanding the provisions of paragraph (a) above, at any time, or from time to time, on or prior to August 15, 1999, the Issuers may, at their option, use the net proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of OCC, Teleglobe Mobile or the Company to one or more Persons to redeem the Notes at a redemption price equal to 115.000% of the principal amount thereof, plus accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) thereon to the redemption date; provided, however, that (i) not less than $127,500,000 aggregate principal amount of Notes remain outstanding immediately after any such redemption and (ii) such redemption shall occur within 30 days after the date of closing of such sale of Capital Stock.

SECTION 3.2.     MANDATORY REDEMPTION.

         The Issuers will not be required to make mandatory redemption or sinking fund payments with respect to the Notes, except as set forth in Sections 4.14 and 4.15 hereto.

SECTION 3.3.     APPLICABILITY OF ARTICLE.

         Redemption of Notes at the election of the Issuers, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 3.4.     ELECTION TO REDEEM; NOTICE TO TRUSTEE.

         The election of the Issuers to redeem any Notes pursuant to this Article shall be evidenced by an Officers' Certificate of the Issuers. In case of any redemption at the election of the Issuers of less than all the Notes, the Issuers shall, at least 60 days prior to the Redemption Date fixed by the Issuers (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Issuers shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

SECTION 3.5.     NOTES TO BE REDEEMED PRO RATA.

         If less than all the Notes are to be redeemed in any redemption, the Notes to be redeemed shall be selected by the Trustee by prorating, as nearly as may be practicable, the principal amount of Notes to be redeemed or in such other manner as the Trustee shall deem fair and appropriate. In any proration pursuant to this Section, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper (and in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed) to the end that the principal amount of Notes so prorated shall be $1,000 or a multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any Holder on the basis of exact proportion by an amount not exceeding $1,000. The Trustee in its discretion may determine the particular Notes (if there are more than one) registered in the name of any Holder which are to be redeemed, in whole or in part.

         The Trustee shall promptly notify the Issuers and each Registrar (if other than the Trustee) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 3.6.     NOTICE OF REDEMPTION.

         (a) Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at such Holder's address appearing in the Note Register.

         All notices of redemption shall state:

                 (i)      the Redemption Date;

                 (ii) the Redemption Price, and the amount of accrued interest (including the method by which Revenue Participation Interest, if any, will be calculated) and Liquidated Damages (if any) to be paid;

                 (iii) the paragraph of the Notes and/or section of this Indenture to which the redemption is being made;

                 (iv) if less than all the outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any Notes, the principal amounts) of the particular Notes to be redeemed;

                 (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest (including Revenue Participation Interest) thereon will cease to accrue on and after said date;

                 (vi) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

                 (vii) that in the case that a Note is only redeemed in part, upon surrender of such Note, the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without charge a new Note or Notes in an aggregate principal amount equal to the unredeemed portion of the Note;





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
                 (viii) the aggregate principal amount of Notes being redeemed; and

                 (ix) the CUSIP number or numbers of the Notes being redeemed.

         (b) Notice of redemption of Notes to be redeemed at the election of the Issuers shall be given by the Issuers or, if request is made to the Trustee no less than 45 days prior to the Redemption Date, by the Trustee in the name and at the expense of the Issuers.

SECTION 3.7.     DEPOSIT OF REDEMPTION PRICE.

         On or prior to any Redemption Date, the Issuers shall, by 11:00 a.m., New York City time, deposit with the Trustee or with the Paying Agent an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) with respect to all the Notes which are to be redeemed on that date.

SECTION 3.8.     NOTES PAYABLE ON REDEMPTION DATE.

         Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuers shall default in the payment of the Redemption Price, accrued and unpaid interest (including Revenue Participation Interest, if any) or Liquidated Damages (if any), such Notes shall cease to bear interest (including Revenue Participation Interest). Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuers at the Redemption Price, together with accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) to the Redemption Date.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium (if any) shall, until paid, bear interest (including Revenue Participation Interest) from the Redemption Date at the rate provided by the Note.

SECTION 3.9.     NOTES REDEEMED IN PART.

         Any Note that is to be redeemed only in part shall be surrendered at an office or agency of the Issuers designated for that purpose pursuant to
Section 4.2 (with, if the Issuers or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

         Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE 4.
                                   COVENANTS


SECTION 4.1.     PAYMENT OF NOTES.

         The Issuers shall pay or cause to be paid the principal and premium (if any) of, and interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal and premium (if any) of, or interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or an Affiliate of the Issuers) holds no later than 11:00 a.m., New York City time on that date U.S. dollars designated for and sufficient to pay the





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
installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture. The Trustee or the Paying Agent, as the case may be, shall return to the Issuers no later than five days following the date of payment, any money that exceeds such installment of principal and premium (if any) of, and interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) payable on, the Notes.

         The Issuers shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (including Revenue Participation Interest, if any) (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 1% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Notwithstanding anything to the contrary contained in this Indenture, the Issuers may, to the extent they are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 4.2.     MAINTENANCE OF OFFICE OR AGENCY.

         The Issuers shall maintain the office or agency required under Section
2.3. The Issuers shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

         The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuers shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuers hereby designate the Corporate Trust Office of the Trustee as such office or agency of the Issuers in accordance with Section 2.3.

SECTION 4.3.     CORPORATE OR PARTNERSHIP EXISTENCE.

         Except as otherwise permitted by Articles IV and V, each Credit Party shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate or partnership existence and the corporate or partnership existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Credit Party and each such Subsidiary and the material rights (charter and statutory) and franchises of such Credit Party and each such Subsidiary; provided, however, that no Credit Party shall be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors or other applicable governing body of such Credit Party shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of such Credit Party and its Subsidiaries, taken as a whole.

SECTION 4.4.     PAYMENT OF TAXES AND OTHER CLAIMS.

         Each Credit Party shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its properties or any of its Subsidiaries' properties and
(ii) all material lawful claims for labor, materials and supplies that, if unpaid, would by law become a Lien upon its properties or any of its Subsidiaries' properties; provided, however, that no Credit Party shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and by appropriate proceedings





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
properly instituted and diligently conducted and for which adequate reserves, to the extent required under GAAP, have been taken or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.5.     MAINTENANCE OF PROPERTIES AND INSURANCE.

         (a) Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain its properties in good working order and condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals, replacements, additions and improvements required for it to actively conduct and carry on its business; provided, however, that nothing in this
Section 4.5 shall prevent any Credit Party or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Credit Party or the Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

         (b) Each Credit Party shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of such Credit Party, are adequate and appropriate for the conduct of the business of such Credit Party and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of such Credit Party, for companies similarly situated in the industry (provided that insurance with respect to the satellites shall be governed by clause (c) below).

         (c) In addition to the foregoing, the Issuers shall maintain in full force and effect: (i) on or prior to the date on which at least 26 satellites have been launched and tested and, together with the related ground systems, are reasonably believed by the Company to be ready for commercial operation as part of the ORBCOMM System, at the time of the launch of each such satellite, launch insurance in an amount sufficient to provide for the procurement of a launch vehicle in the event of a launch failure; (ii) at all times following the date a satellite has been successfully launched and deployed and is placed in commercial service, in-orbit insurance with respect to such satellite representing the value of such failed satellite (taking into account the foregone useful life of such satellite) and the pro rata cost of a launch vehicle, payable in the event that such satellite ceases to be used for commercial revenue producing service (provided that such insurance may contain customary provisions for deductible payments and minimum thresholds for satellite failure); and (iii) in the event (1) the Company is required to use four or more of the Company's "ground spare" satellites available under the Procurement Agreement, or (2) the Company loses four or more satellites within any plane of eight satellites, or six or more satellites within any two planes of eight satellites, as a result of a launch failure or in-orbit failure prior to the placement of satellites into commercial service, for the time periods specified in clause (i) above, insurance sufficient to provide for the construction and launch of replacement satellites of equivalent capacity and functionality payable in the event of a loss of four or more satellites within any plane of eight satellites, or six or more satellites within any two planes of eight satellites, as a result of a launch failure or in-orbit failure prior to placement of such satellites into commercial service.

         Notwithstanding the foregoing, the Company shall not be obligated to obtain launch or in-orbit insurance with respect to the two satellites operational on the Issue Date and the two satellites with respect to which the Company has the option to launch on a Taurus launch vehicle or launch insurance with respect to other launches of up to an aggregate of three additional satellites on a secondary basis.

         The obligation of the Issuers to maintain insurance pursuant to clause
(c) above may be satisfied by any combination of: (i) insurance commitments obtained from any recognized insurance provider; (ii) insurance commitments obtained from any entity other than an entity referred to in clause (i) if the general partners of the Company determine in good faith (evidenced by a unanimous resolution of the general partners of the Company and set forth in an Officers' Certificate delivered to the Trustee) that such entity is credit-worthy and otherwise capable of bearing the financial risk of providing such insurance and making payments in respect of any claims on a timely basis; and (iii) unrestricted cash segregated and maintained by the Company in a segregated account established with an Eligible Institution (the "Insurance Account") solely for disbursement in accordance with the terms of clause (c) above ("Cash Insurance"), and to be held in trust for the sole and express benefit of the Holders.





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
         Within 30 days following any date on which the Issuers are required to obtain insurance pursuant hereto, the Company will deliver to the Trustee an insurance certificate certifying the amount of insurance then carried, and in full force and effect, and an Officers' Certificate stating that such insurance, together with any other insurance or Cash Insurance maintained by the Issuers, complies with the provisions hereof. In addition, the Issuers will cause to be delivered to the Trustee within 30 days following January 1 of each year, commencing January 1, 1997, an insurance certificate setting forth the amount of insurance then carried, which insurance certificate shall entitle the Trustee to: (i) notice of any claim under any such insurance policy; and (ii) at least 30 days' notice from the provider of such insurance prior to the cancellation of any such insurance.

         In the event that the Issuers maintain any Cash Insurance in satisfaction of any part of their obligation to maintain insurance pursuant to this covenant, the Issuers shall deliver, in lieu of any insurance certificate otherwise required by this covenant, an Officers' Certificate to the Trustee certifying the amount of such Cash Insurance.

         In the event that the Issuers receive any proceeds of any insurance that they are required to maintain pursuant to this covenant, the Issuers shall promptly deposit such proceeds into an escrow account established with an Eligible Institution for such purpose. If the Issuers maintain any Cash Insurance in satisfaction of any part of their obligation to maintain insurance pursuant to this covenant, the Issuers shall transfer the cash maintained in the Insurance Account to such escrow account upon the occurrence of the event (e.g., a launch failure) that would have entitled the Issuers to the payment of insurance had the Issuers purchased insurance from a recognized insurance provider. The Company may use monies on deposit in such escrow account for the design, development, construction, procurement, launch and insurance of replacement satellites if: (i) the Company delivers to the Trustee a certificate of the Company's President certifying that such replacement satellites are of comparable or superior technological capability as compared with the satellites being replaced; and (ii) within 30 days following the receipt of such insurance proceeds, the Company delivers to the Trustee an Officers' Certificate certifying that (A) such replacement satellites are scheduled to be launched within 18 months following delivery from the escrow account of such insurance proceeds; and (B) the Company will have sufficient funds to service the Company's projected debt service requirements until the scheduled launch of such replacement satellite and to develop, construct, launch and insure such replacement satellite.

         In the event (an "Insurance Contingency Event") that (i) four or more satellites within any plane of eight satellites, or six or more satellites within any two planes of satellites, suffer an in-orbit failure prior to such satellites being placed in commercial service, and, as a result thereof, the Company is required to launch its ground spare satellites; and (ii) there are not sufficient insurance proceeds to procure a launch vehicle for the launch of such ground spare satellites (the amount of any such insufficiency being referred to as the "Insurance Launch Deficiency Amount"), then the Company shall be required to draw-down on the Partners' Insurance Contingent Commitment (as defined below) prior to any further borrowings under any Bank Credit Facility if, but only to the extent that, the Company's existing levels of cash and cash equivalents are less than $15 million at any time after the Insurance Contingency Event through the date the Company has 26 satellites in commercial operation (the "Full Deployment Date"). As used herein, "Partners' Insurance Contingent Commitment" shall mean a commitment by Teleglobe and Orbital, each dated August 7, 1996, to provide, in the aggregate, up to the lesser of (x) $15 million less any amounts drawn under the Partners' Insurance Contingent Commitment or (y) the Insurance Launch Deficiency Amount in capital contributions or debt financing expressly subordinated to the Notes (at then prevailing interest rates, which subordinated debt financing shall not mature or be subject to acceleration prior to maturity of the Notes and which shall not provide for cash interest payments prior to maturity of the Notes) from and after an Insurance Contingency Event through the Full Deployment Date. The Company shall maintain the Partners' Insurance Contingent Commitment in full force and effect from the Issue Date through the Full Deployment Date (and the Partners' Insurance Contingent Commitments shall thereafter expire) and the Company shall enforce all obligations under such Partners' Insurance Contingent Commitment in accordance with their terms.

         Following the Full Deployment Date, Teleglobe and Orbital shall be permitted to receive a distribution equal to the unused portion of any amounts drawn under the Partners' Insurance Contingent Commitment.





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SECTION 4.6.     COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

         (a) Each Credit Party shall deliver to the Trustee, within 15 days after the Company files or would have been required to file a quarterly or annual report, as the case may be, with the Commission, an Officers' Certificate stating that a review of its activities during the preceding fiscal quarter has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of such officer's knowledge the Credit Party during such preceding fiscal quarter has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such quarter and that to each officer's knowledge at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity.

         (b)     The annual financial statements delivered pursuant to Section
4.8 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV, V or VI of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) If any Default or Event of Default has occurred and is continuing or if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.2 hereof, by registered or certified mail or by telegram or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

SECTION 4.7.     COMPLIANCE WITH LAWS.

         Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations and orders of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of such Credit Party and its Subsidiaries, taken as a whole.

SECTION 4.8.     REPORTS.

         (a) The Issuers shall furnish to the Holders and the Trustee, whether or not required by the rules and regulations of the Commission, (i) within 45 days following the end of each fiscal quarter and 90 days following the end of each fiscal year, respectively, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and their Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Issuers' independent certified public accountants, and (ii) all information that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports promptly upon the occurrence of any event which leads to such requirement within the time requirements imposed by the Commission.

         In addition, together with the information provided in clauses (i) and
(ii) above, the Issuers will provide supplemental financial information to the extent permitted by the Commission in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of such reports or other section of such reports as appropriate consisting of revenue (allocated between domestic and international operations), expense, earnings before interest and taxes, net income, capital expenditures, cash, Indebtedness, depreciation and amortization and





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
subscriber data for the Company, USA and International and reflecting elimination of intercompany transactions. In the event the Commission does not permit such supplemental financial information to be included in such reports, then the Issuers will supply such information supplementally to the Holders, unless providing such information supplementally would, in the reasonable judgment of counsel to the Company, violate applicable laws, rules or regulations of the Commission.

         (b) Whether or not required by the rules and regulations of the Commission but only if permitted by the Commission, the Issuers will file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts and prospective investors upon request.

         (c) The Issuers, OCC, Teleglobe Mobile, USA and International will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (d) Upon qualification of this Indenture under the TIA, the Credit Parties shall also comply with the provisions of TIA 314(a).

SECTION 4.9.     WAIVER OF STAY, EXTENSION OR USURY LAWS.

         The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuers from paying all or any portion of the principal or premium (if any) of, or interest (including Revenue Participation Interest (if any) or Liquidated Damages (if any) on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10.    LIMITATION ON RESTRICTED PAYMENTS.

         (a) The Credit Parties shall not, and shall not cause or permit any of their Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Equity Interests of any Credit Party (including, without limitation, any payment in connection with any merger or consolidation involving the Credit Parties or any of their Restricted Subsidiaries), other than dividends or distributions payable (a) in Equity Interests (other than Disqualified Stock) of the Credit Parties or any of their Restricted Subsidiaries or (b) to any Credit Party or to any Restricted Subsidiary of a Credit Party, (ii) purchase, redeem, defease, retire or otherwise acquire or return for value any Equity Interests of any Credit Party, other than such Equity Interests owned by a Credit Party or any Wholly Owned Restricted Subsidiary of a Credit Party, (iii) make any principal payment on (including at maturity), or purchase, defease, redeem, or otherwise acquire or retire for value, any Indebtedness that is subordinate (whether pursuant to its terms, by operation of law, structurally or otherwise) to the Notes or (iv) make any Restricted Investment (each of the foregoing actions set forth in clauses (i) through (iv) above being referred to as a "Restricted Payment"), unless, at the time of and after giving effect to such Restricted Payment (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (b) the Issuers would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the immediately preceding fiscal quarter, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in
Section 4.12; and (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Credit Parties and their Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (iii) through (v) of the next succeeding paragraph), is less than the sum of: (1) the sum of (without duplication) 50% of the Consolidated Net Income of each of the Credit Parties after elimination of any intercompany items and in each case for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated

Net Income for such period is a deficit, less 100% of such deficit); plus (2) 100% of the aggregate net cash proceeds received by the Credit Parties from the issue or sale since the Issue Date of Equity Interests of any Credit Party or of debt securities of any Credit Party that have been converted into such Equity Interests (other than (A) Equity Interests (or convertible debt securities) sold to a Subsidiary of any Credit Party, (B) Disqualified Stock or debt securities that have been converted into Disqualified Stock, (C) Disqualified Capital Contributions and (D) equity capital contributions described in clauses (vi) and (viii) of the definition of "Permitted Investment"); plus (3) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

         (b) Notwithstanding the foregoing, the provisions set forth in paragraph (a) above shall not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of any Credit Party in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of any Credit Party) of other Equity Interests of any Credit Party (other than any Disqualified Stock and Disqualified Capital Contributions); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (2) of the paragraph (a) above; (iii) the repayment, defeasance, redemption or repurchase of Intercompany Indebtedness or Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of any Credit Party) of Equity Interests of any Credit Party (other than Disqualified Stock and Disqualified Capital Contributions); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (2) of paragraph (a) above; (iv) the payment of cash dividends on preferred partnership interests of any Credit Party that is a partnership if, at the time such preferred partnership interests were issued, such Credit Party delivered to the Trustee an Officers' Certificate certifying that (a) the aggregate liquidation preference of the preferred partnership interest so issued does not exceed the aggregate amount of Indebtedness that the Company is then permitted to incur pursuant to clause
(vii) of the exceptions to the covenants set forth in Section 4.12(b) and (b) the Company is electing to reduce permanently the amount of Indebtedness that any Person is permitted to incur pursuant to such clause (vii) by the amount of such aggregate liquidation preference; (v) the purchase, redemption or retirement by OCC of shares of its common stock held by an employee or former employee of one of the Credit Parties or their Subsidiaries or Orbital issued under the OCC Stock Option Plan pursuant to the terms of such OCC Stock Option Plan; provided that (1) the aggregate number of shares of common stock purchased, redeemed, or retired from and after the Issue Date does not exceed 900,000 OCC shares, and (2) the amount of any such payments in any fiscal year does not exceed $1,000,000; and provided further, that the limitations set forth in clauses (1) and (2) of the foregoing proviso do not apply to the purchase, redemption or retirement of shares of common stock with funds or other property (including common stock of Orbital) contributed by partners of OCC, Teleglobe Mobile or the Company (other than Disqualified Capital Contributions) or amounts paid by any of the Credit Parties for which any of the Credit Parties receives concurrent reimbursement from any other person (other than the Credit Parties or their Subsidiaries); (vi) payments and/or distributions (1) by OCC to its shareholders pursuant to the Tax Sharing Agreement , (2) by Teleglobe Mobile to its partners to the extent necessary to pay income tax liabilities of such partners (determined on a hypothetical basis using the highest marginal income tax rate applicable to such partners at the time of such payment) arising from income of Teleglobe Mobile allocable to such partners and attributable to Teleglobe Mobile's investment in the Company, but only to the extent Teleglobe Mobile is not subject to income tax on such income, and (3) subsequent to the Offering, by the Company to its general partners and by such general partners to their partners or members, as the case may be, to the extent necessary to pay income tax liabilities of each such general partner or their partners or members, as the case may be (determined on a hypothetical basis using the highest marginal income tax rate applicable to such partners at the time of such payment), arising from income of each such general partner or the partners or members of such general partner, as the case may be, which is attributable to such general partner's investment in the Company; (vii) distributions made to Orbital and Teleglobe of unused portions of any amount drawn under the Partners' Insurance Contingent Commitment (as described in Section 4.5) and the Partners' Contingent Commitment (as described in Section 4.19); and (viii) to the extent included within the definition of "Restricted Payments," reimbursements of expenses of the type described in clause (x) of Section 4.11(b).

         The amount of all Restricted Payments, if not made in cash, shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Credit Party or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Issuers shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth the basis upon which the required calculations were computed, which calculations may be based upon the latest available internal quarterly financial statements of ORBCOMM.

SECTION 4.11.    LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         (a) The Credit Parties shall not, and shall not permit any of their Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Credit Party or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Credit Party or such Restricted Subsidiary with an unrelated Person; (ii) such Credit Party delivers to the Trustee: (A) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above; and (B) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5 million, an opinion as to the fairness of such Affiliate Transaction to the Credit Party or Restricted Subsidiary involved in such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor or, with respect to communications-related matters, a recognized expert in the communications industry.

         (b) The restrictions set forth in paragraph (a) above shall not apply to: (i) any employment agreement, stock option or stock purchase agreement (including the Stock Option Plans) entered into by any Credit Party or any of their Restricted Subsidiaries with any of their respective employees in the ordinary course of business; (ii) transactions between or among the Credit Parties and/or their Wholly-Owned Restricted Subsidiaries; (iii) Restricted Payments permitted by clauses (i), (ii), (iv), (v), (vi) and (vii) of Section 4.10(b) and Permitted Investments of a type referred to in clauses
(i), (iii), (vi), (vii), (viii), (ix) and (x) of the definition of Permitted Investments; (iv) the sale of common Equity Interests (other than Disqualified Stock) of any Credit Party for cash to Affiliates of the Credit Parties; (v) transactions pursuant to agreements entered into with resellers of ORBCOMM's products and services, manufacturers of subscriber communicators and international licensees on terms substantially the same as ORBCOMM's standard agreements entered into with such parties in the ordinary course of business, and transactions pursuant to a service license agreement for Malaysia or a region including Malaysia with Technology Resources Industries Bhd ("TRI") or any Person in which TRI holds an interest, provided that such agreement is approved by the unanimous consent of the general partners of ORBCOMM; (vi) transactions pursuant to the Procurement Agreement, the Administrative Services Agreement, the Canada Service License Agreement, the Teleglobe Administrative Services Agreement, the Magellan Agreement and the Gateway Maintenance Contract, in each case as in effect on the Issue Date, including the exercise of any option specified in Section 2.2, 2.6, 2.8, 2.9 or 2.10 of the Procurement Agreement (including entering into time and material agreements thereunder pursuant to the terms of the Procurement Agreement) and the exercise of any option or right under the Gateway Maintenance Contract and amendments, supplements or other modifications to the Procurement Agreement or the Gateway Maintenance Contract required to effectuate the exercise of such option or rights; (vii) amendments, supplements or other modifications effecting design or other technical specifications changes to the Procurement Agreement that do not involve the payment of cash by any of the Credit Parties or any of their Restricted Subsidiaries in connection therewith; provided that any such amendment, supplement or modification shall have been evidenced by the unanimous consent of all the general partners of the Company; and (viii) the sale of securities of any of the Credit Parties for cash to Affiliates of such Credit Parties; provided that: (A) an amount of such securities at least equal to the amount sold to such Affiliates have been or are being sold substantially simultaneously to Persons that are not Affiliates of the Credit Parties; (B) the price per security paid by such Affiliates is no less than the price paid by such non-Affiliates; and (C) none of the Credit Parties shall have entered into any other arrangement with such non-Affiliates to induce such non-Affiliates to purchase such securities; (ix) the procurement of a launch vehicle from an Affiliate of the Company, if required to launch the "ground spare" or replacement satellites, provided such procurement is on terms substantially similar to those contained in the Procurement Agreement; (x) reimbursement of the Company, subsequent to the Offering, of general administrative and corporate overhead expenses incurred by or on account of the Public General Partner in an amount not to exceed $1.0 million per annum plus an additional $1.5 million per annum as approved by the affirmative vote of a majority of the members of the governing body of the Company, which majority shall include at least one member that is not affiliated with any of the general partners of the Company (other than the Public General Partner); and (xi) the sale of securities of the Company to the Public General Partner financed by the sale of securities of the Public General Partner to investors in a registered public offering or under Rule 144A of the Securities Act.

SECTION 4.12. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS OR ISSUANCE OF RESTRICTED SUBSIDIARY DISQUALIFIED STOCK.

         (a) The Credit Parties shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or any Disqualified Stock of any Restricted Subsidiary; provided, however, that the Issuers, USA or International or any of their Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) if, after giving pro forma effect to the incurrence of such Indebtedness and the use of proceeds thereof, the aggregate Indebtedness to Cash Flow Ratio of the Credit Parties does not exceed 4.0 to 1. For purposes of the foregoing, the total amount of funds available under any Bank Credit Facility will be deemed to have been incurred at the time that the Company entered into the instruments or agreements providing therefor.

         (b) The restrictions set forth in clause (a) above shall not apply to: (i) the incurrence by the Issuers of Indebtedness represented by the Notes and this Indenture or the incurrence by the Guarantors of Indebtedness represented by the Guarantees; (ii) Existing Indebtedness; (iii) Indebtedness under (A) Hedging Obligations, provided that (1) the notional principal amount of any interest rate protection agreement does not significantly exceed the principal amount of the Indebtedness to which such interest rate protection agreement relates and (2) any agreements related to fluctuations in currency rates do not increase the outstanding Indebtedness other than as result of fluctuations in foreign currency exchange rates, and (B) performance, surety and workers' compensation bonds or other obligations of a like nature incurred in the ordinary course of business; (iv) the incurrence by any Unrestricted Subsidiary of the Credit Parties of Non-Recourse Debt; provided that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary; (v) Indebtedness of any of the Credit Parties or of any Restricted Subsidiary of any of the Credit Parties owed to and held by any of the Credit Parties or any of their Wholly Owned Restricted Subsidiaries or a Guarantor's obligations under a guarantee thereof, as the case may be (the Indebtedness incurred pursuant to this clause (v) being hereafter referred to as "Intercompany Indebtedness"); provided that an incurrence of Indebtedness shall be deemed to have occurred upon (A) any sale or other disposition of Intercompany Indebtedness to a Person other than the Credit Parties or any of their Restricted Subsidiaries, (B) any sale or other disposition of Equity Interests of any of the Credit Parties' Restricted Subsidiaries which holds Intercompany Indebtedness such that such Restricted Subsidiary ceases to be a Restricted Subsidiary after such sale or other disposition or (C) designation of a Restricted Subsidiary as an Unrestricted Subsidiary; (vi) Indebtedness (or any portion thereof) for which the sole legal recourse for collection of principal, premium and interest on such Indebtedness is against specific property identified in the instruments evidencing or securing such Indebtedness, which property was acquired with the proceeds of such Indebtedness, without liability on the part of the Credit Parties or their Restricted Subsidiaries or for any deficiency with respect to principal, premium or interest; (vii) the incurrence by any of the Issuers, USA or International or any of their Restricted Subsidiaries (or by OCC or Teleglobe Mobile as a guarantor of such Indebtedness) of Indebtedness not to exceed $50 million in aggregate principal amount at any one time outstanding, less the aggregate liquidation preference of any preferred partnership interests issued in reliance on clause (iv) of Section 4.10(b) and less the aggregate principal amount of Indebtedness under this clause (vii) which is refinanced under clause
(viii) below; (viii) Indebtedness of any of the Issuers, USA or International or any of their Restricted Subsidiaries ("Permitted Refinancing Indebtedness") incurred to refinance, replace or refund Indebtedness ("Refinanced Indebtedness") incurred pursuant to the Indebtedness to Cash Flow Ratio test set forth in the first paragraph of this covenant or pursuant to clause (i),
(ii) or (vii) of this Section 4.12(b); provided that: (A) the aggregate principal amount of such Permitted Refinancing Indebtedness does not exceed the aggregate principal amount of the Refinanced Indebtedness (including accrued and unpaid interest thereon); (B) such Permitted Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Refinanced Indebtedness, respectively; (C) such Permitted Refinancing Indebtedness shall rank no higher relative to the Notes than the Refinanced Indebtedness and in no event may any Indebtedness of any of the Issuers, USA or International or any of their Restricted Subsidiaries be refinanced with Indebtedness of any Restricted Subsidiary under this clause (viii) (except to the extent that any such Restricted Subsidiary was, prior to such refinancing, a guarantor of such Refinanced Indebtedness); and (D) in no event shall ORBCOMM incur any Indebtedness to refinance, replace or refund the MetLife Note unless the Liens securing such MetLife Note are released in full; (ix) the incurrence by OCC and/or Teleglobe Mobile of Indebtedness in an aggregate amount (for OCC and Teleglobe Mobile, taken together as a whole) at any one time outstanding not to exceed $10 million; provided that such Indebtedness could then otherwise have been incurred by the Issuers, USA or International under the Indebtedness to Cash Flow Ratio test set forth under the first paragraph of this covenant; and (x) the incurrence of Indebtedness under the Partners' Insurance Contingent Commitment pursuant to Section 4.5. and the Partners' Contingent Commitment pursuant to Section 4.19.

         For purposes of determining compliance with this Section 4.12, in the event that an item of Indebtedness meets the criteria of more than one of the categories described in clauses (i) through (x) above or is entitled to be incurred pursuant to paragraph (a) of this Section 4.12, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this Section 4.12 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to paragraph (a) of this Section 4.12.

SECTION 4.13. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         (a) The Credit Parties shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions to any Credit Party or any of their Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits; (ii) pay any Indebtedness owed to any Credit Party or any of their Restricted Subsidiaries; (iii) make loans or advances to any Credit Party or any of their Restricted Subsidiaries; or (iv) transfer any of its properties or assets to any Credit Party or any of their Restricted Subsidiaries.

         (b) The restrictions set forth in clause (a) above shall not apply to encumbrances or restrictions existing under or by reason of: (i) this Indenture, the Pledge Agreement, the Notes and the Guarantees; (ii) Existing Indebtedness; (iii) applicable law; (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by any of the Credit Parties or any of their Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (v) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business; (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (a)(iv) above on the property so acquired; (vii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Refinanced Indebtedness; (viii) any instrument governing Indebtedness of a Subsidiary Guarantor, provided such Indebtedness is incurred in accordance with this Indenture; or (ix) in the case of clauses (i), (ii), (iv), (v), (vi), (vii) and
(viii) above, any amendments, modifications, restatements, renewals, increases, supplements, modifications, restatements or refinancing thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, modifications, restatements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence.

SECTION 4.14.    LIMITATION ON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, each Holder shall have a right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) thereon to the date of purchase (the "Change of Control Payment").

         (b) Within 10 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Issuers shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

                          (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered and not withdrawn shall be accepted for payment;

                          (2) the purchase price (including the amount of accrued interest (including the method by which Revenue Participation Interest, if any, will be calculated)) and Liquidated Damages (if any) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                          (3) that any Note not tendered will continue to accrue interest (including Revenue Participation Interest);

                          (4) that, unless the Issuers default in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest (including Revenue Participation Interest) after the Change of Control Payment Date;

                          (5)     that Holders electing to have a Note
                 purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have such Notes purchased;

                          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                          (8)     the circumstances and relevant facts
                 regarding such Change of Control.

         On or before the Change of Control Payment Date, the Issuers shall to the extent lawful (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in U.S. dollars, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee, Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail to the Holders of Notes so accepted the Change of Control Payment for such Notes and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Issuers to the Holder thereof. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

         Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Issuers.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

         The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) The foregoing provisions above shall not apply if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15.    LIMITATION ON ASSET SALES.

         (a) The Credit Parties shall not, and shall not permit any of their Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Credit Party or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and (ii) the aggregate Fair Market Value of all non-Cash Consideration received therefor by such Credit Party or Restricted Subsidiary, as the case may be, when aggregated with the Fair Market Value of all other non-Cash Consideration received by the Credit Parties and their respective Restricted Subsidiaries from all other Asset Sales since the Issue Date that has not yet been converted into cash or Cash Equivalents (in either case, in U.S. dollars or freely convertible into U.S. dollars), does not exceed the sum of (without duplication) 5% of the Consolidated Tangible Net Assets of all of the Credit Parties at the time of such Asset Sale; provided, however, that any notes or similar obligations received by any of the Credit Parties or such Restricted Subsidiaries from such transferees that are immediately converted by the Credit Parties or such Restricted Subsidiaries into cash shall be deemed to be cash (to the extent of the net cash received) for purposes of this clause (a).

         Within 270 days after the receipt of any Net Proceeds, the Issuers may apply such Net Proceeds to: (i) repay, and thereby permanently reduce the commitments or amounts available to be reborrowed pursuant to clause (vii) of
Section 4.12 or to repay the Notes or the MetLife Note; or (ii) an investment in Related Assets or a Related Business. Pending the final application of any such Net Proceeds, the Issuers may temporarily invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate cumulative amount of Excess Proceeds exceeds $5 million (the "Asset Sale Offer Trigger Date"), the Issuers shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase on a date not less than 30 nor more than 45 days following the Asset Sale Offer Trigger Date the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (and not solely the amount in excess of $5 million), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) thereon to the date of purchase, in accordance with the procedures set forth in clause (b). To the extent that the offer price of the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general business purposes. If the offer price of the aggregate amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis.

         Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero. The Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

         (b)     Each notice of an Asset Sale Offer pursuant to this Section
4.15 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Asset Sale Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer and shall state the following terms:

                          (1) that the Asset Sale Offer is being made pursuant to Section 4.15 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in an Asset Sale Offer plus accrued interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) at the expiration of such offer exceeds the aggregate amount of the Asset Sale Offer, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

                          (2) the purchase price (including the amount of accrued interest (including the method by which Revenue Participation Interest, if any, will be calculated)) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Asset Sale Offer, or such longer period as required by law) (the "Proceeds Purchase Date");

                          (3) that any Note not tendered will continue to accrue interest (including Revenue Participation Interest);

                          (4) that, unless the Issuers default in making payment therefor, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest (including Revenue Participation Interest) after the Proceeds Purchase Date;

                          (5)     that Holders electing to have a Note
                 purchased pursuant to an Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

                          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have such Note purchased; and

                          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

         On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Asset Sale Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent in U.S. dollars, an amount sufficient to pay the purchase price plus accrued interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest (including Revenue Participation Interest, if any) and Liquidated Damages, if any. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

         Any amounts remaining after the purchase of Notes pursuant to an Asset Sale Offer shall be returned by the Trustee to the Company.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under
Section 4.15 by virtue thereof.

         (c) The foregoing provisions shall not apply to the sale, lease, conveyance or other disposition of all or substantially all of the assets of either of the Issuers, OCC or Teleglobe Mobile, which shall be governed by the provisions of Article V.

SECTION 4.16.    LIMITATION ON LIENS.

         The Credit Parties shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset of any of the Credit Parties whether owned on the Issue Date or acquired after the Issue Date, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.17.    ADDITIONAL SUBSIDIARY GUARANTEES.

         In the event: (i) the Credit Parties or any other Guarantor shall transfer or cause to be transferred, in one transaction or a series of related transactions, any assets, businesses, divisions or other property having a book value determined in accordance with GAAP or a Fair Market Value which, when aggregated with all Investments described in clause (vii) of the definition of "Permitted Investment," would be in excess of the greater of (x) $5 million or
(y) 5% of the System Consolidated Net Worth as of the date of transfer to any Restricted Subsidiary that is not a Subsidiary Guarantor; (ii) the Credit Parties or any other Guarantor shall acquire another Restricted Subsidiary with assets having either a book value determined in accordance with GAAP or a Fair Market Value which, when aggregated with all Investments described in clause
(vii) of the definition of "Permitted Investment," would be in excess of the greater of (x) $5 million or (y) or 5% of the System Consolidated Net Worth as of the date on which any such acquisition is consummated; or (iii) at any time after the Issue Date, Restricted Subsidiaries of the Credit Parties and any Guarantors which are not Subsidiary Guarantors shall, in the aggregate, hold, own or otherwise control assets, businesses, divisions or property having either a book value determined in accordance with GAAP or a Fair Market Value which, when aggregated with all Investments described in clause (vii) of the definition of "Permitted Investment," would be in excess of the greater or (x) $5 million or (y) 5% of the System Consolidated Net Worth as of any date, then, in each such case, the Credit Parties or the Guarantor shall cause such Restricted Subsidiary or any number of Restricted Subsidiaries, as the case may be, to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture and
(ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

SECTION 4.18.    CONDUCT OF BUSINESS.

         The Credit Parties shall not, and shall not permit any of their Restricted Subsidiaries to, engage in any businesses other than that which is related to the design, development, procurement, installation, marketing and operation of telecommunications systems and businesses. Capital shall not own any operating assets or other property or conduct any business other than to serve as Issuer and obligor with respect to the Notes.





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
SECTION 4.19.    PARTNERS' CONTINGENT COMMITMENT.

         In the event (a "Contingency Event") that (i) at least 20 satellites have not been placed in commercial service by December 31, 1998 and (ii) the Company's existing levels of cash and cash equivalents are less than $25 million (the amount of any such shortfall at any time prior to the Initial Deployment Date (as defined below) being referred to as the "Deficiency Amount"), then the Company shall draw-down on the Partners' Contingent Commitment from time to time after the Contingency Event through the date the Company has 20 satellites in commercial operation (the "Initial Deployment Date"). The Company shall maintain the Partners' Contingent Commitment in full force and effect from the Issue Date through the Initial Deployment Date (and the Partners' Contingent Commitment thereafter shall expire) and the Company shall enforce all obligations under such Partners' Contingent Commitment in accordance with their terms. Following the Initial Deployment Date, Teleglobe and Orbital shall be permitted to receive a distribution equal to the unused portion of any amounts drawn under the Partners' Contingent Commitment.

SECTION 4.20.    CONTINGENCY FUND.

         The Company shall establish a segregated account with a recognized financial institution and shall deposit $13 million into such account from the proceeds of the Notes (the "Contingency Fund"). The Company shall not expend monies in the Contingency Fund unless and until it has already expended all of the remaining proceeds of the offering of the Notes, and shall only expend monies in the Contingency Fund to fund development and deployment of the ORBCOMM System and related operating expenses. The Company may invest amounts in such segregated account comprising the Contingency Fund in cash or Cash Equivalents in accordance with the terms hereof.

SECTION 4.21.    METLIFE SEGREGATED ACCOUNT.

         Promptly following the Issue Date, the Company shall establish a segregated account with a recognized financial institution and shall deposit into such account from the proceeds of the Notes an amount sufficient to pay in full when due all remaining scheduled interest and principal payments on the MetLife Note. Interest earned on such account shall be payable to the Company. In the event the funds held in such segregated account exceed the amount sufficient to provide for payment in full of the principal of and interest on the MetLife Note, the Company shall be permitted to receive from such segregated account any such excess amount. At all times that the Company is complying with the terms of this Section 4.21, amounts outstanding under the MetLife Note shall not constitute Indebtedness and amounts held in such segregated account shall not constitute assets of any Credit Party hereunder.

                                   ARTICLE 5.
                    MERGER, CONSOLIDATION OR SALE OF ASSETS

SECTION 5.1.     MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS.

         (a) Neither the Credit Parties nor any Guarantor (to the extent not permitted by the sale provisions under Article X) may, in a single transaction or a series of related transactions, consolidate or merge with or into (whether or not any such Credit Party or such Guarantor, as the case may be, is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person (other than any consolidation or merger of a Credit Party or Guarantor with or into, or the sale, assignment, transfer, lease, conveyance or disposal by a Credit Party or Guarantor to, any other Credit Party or Guarantor), unless:

                 (i) such Credit Party or Guarantor, as the case may be, is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Credit Party or Guarantor, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                 (ii) the Person formed by or surviving any such consolidation or merger (if other than such Credit Party or Guarantor, as the case may be) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Credit Party or Guarantor, as the case may be, under the Notes, this Indenture, the Pledge Agreement and the Guarantees pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

                 (iii) immediately after such transaction, no Default or Event of Default exists;

                 (iv) such Credit Party or Guarantor, as the case may be, or the Person formed by or surviving any such consolidation or merger (if other than such Credit Party or Guarantor, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Credit Party or such Guarantor immediately preceding the transaction;

                 (v) the Issuers will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the immediately preceding fiscal quarter, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio set forth in the first paragraph of Section 4.12;

                 (vi) each Guarantor, unless it is the other party to the transaction, shall have by supplemental indenture in form and substance satisfactory to the Trustee confirmed that after consummation of such transaction its Guarantee shall apply, as such Guarantee applied on the date it was granted, to the obligations of the Issuers under this Indenture and the Notes; and

                 (vii) such Credit Party or Guarantor, as the case may be, and the surviving entity, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with all applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

         (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Issuers, the Capital Stock of which constitutes all or substantially all of the properties and assets of such Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Issuer.

SECTION 5.2.     SUCCESSOR SUBSTITUTED.

         Upon any consolidation of either of the Issuers with, or merger of either of the Issuers with or into, any other Person or any conveyance, transfer or lease of the properties and assets of either of the Issuers substantially as an entity in accordance with Section 5.1, the successor Person formed by such consolidation or into which either of the Issuers is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such successor Person had been named as such Issuer herein.

                                   ARTICLE 6.
                         EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.     EVENTS OF DEFAULT.

         "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (i) default for 30 days in the payment when due of interest (including Revenue Participation Interest, if any) on, or Liquidated Damages (if any) with respect to, the Notes;

                 (ii) default in payment when due (whether at maturity, upon redemption or repurchase, or otherwise) of the principal of or premium (if any) on the Notes;

                 (iii) default in the payment of principal, interest (including Revenue Participation Interest, if any) or Liquidated Damages (if any) on Notes required to be purchased pursuant to Section
         4.14 or Section 4.15 or failure by the Credit Parties to comply with the provisions of Article V;

                 (iv) failure by any of the Credit Parties or any of their Restricted Subsidiaries for 30 days after notice to comply with any of their other covenants in this Indenture or the Notes;

                 (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by any of the Credit Parties or any of their Restricted Subsidiaries (or the payment of which is guaranteed by any of the Credit Parties or any of their Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default:

                          (a) is caused by a failure to pay principal of, or premium, if any, or interest on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                          (b)     results in the acceleration (which
                 acceleration has not been rescinded) of such Indebtedness prior to its express maturity, and, in each case described in clause (a) and (b) of this paragraph, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

                 (vi) failure by any of the Credit Parties or any of their Restricted Subsidiaries to pay final judgments (other than any judgments as to which a reputable insurance company has accepted full liability and whose bond, premium or similar charge therefor is not in excess of $5 million) aggregating in excess of $5 million, which judgments are not paid, discharged or stayed within 60 days after their entry;

                 (vii) breach by the Issuers of any representation or warranty set forth in the Pledge Agreement, or default by the Issuers in the performance of any covenant set forth in the Pledge Agreement, or repudiation by the Issuers of any of their obligations under the Pledge Agreement or the unenforceability of the Pledge Agreement against the Issuers for any reason which in any one case or in the aggregate results in a material impairment of the rights intended to be afforded thereby;

                 (viii) termination or loss, for any reason, of the FCC License; provided, however, that the transfer of the FCC License to any of the Credit Parties shall not constitute an Event of Default;

                 (ix) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of any Issuer, Guarantor, Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging any Issuer, Guarantor, Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any Issuer, Guarantor, Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Issuer, Guarantor, Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

                 (x) the commencement by any Issuer, Guarantor, Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of any Issuer, Guarantor, Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Issuer, Guarantor, Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by any Issuer, Guarantor, Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in furtherance of any such action; or

                 (xi) any Guarantee of the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of any Notes.

SECTION 6.2.     ACCELERATION.

         (a) If an Event of Default, other than an Event of Default specified in Section 6.1(ix) or (x), occurs and is continuing and has not been waived pursuant to Section 6.4, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) on all the outstanding Notes to be due and payable by notice in writing to the Issuers and the Trustee specifying the respective Event of Default, such notice to be deemed a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

         (b) If an Event of Default specified in Section 6.1(ix) or (x) occurs and is continuing, then all unpaid principal of, and premium (if any) and accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or further act or notice on the part of the Trustee or any Holder.

         (c) At any time after a declaration of acceleration with respect to the Notes in accordance with Section 6.2(a), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences, but only: (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest (including Revenue Participation Interest, if any) or Liquidated Damages (if any) that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest (including Revenue Participation Interest, if any) and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due the Trustee pursuant to Section 7.7, and (v) if the Trustee shall have received an Officers' Certificate that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         (d) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken

(or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable upon the acceleration of the Notes pursuant to
Section 6.1(a) or (b). If an Event of Default occurs prior to August 15, 2001 by reason of any such willful action (or inaction) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to August 15, 2001, then the premium specified herein shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes pursuant to Section 6.2(a) or (b).

SECTION 6.3.     OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or premium (if any) of or interest (including Revenue Participation Interest, if any) or Liquidated Damages (if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.4.     WAIVER OF PAST DEFAULTS.

         Subject to Sections 2.9, 6.7 and 9.2, the Holders of not less than a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal or premium (if any) of or interest (including Revenue Participation Interest, if any) or Liquidated Damages (if any) on any Note as specified in clauses (i) and (ii) of Section 6.1.

SECTION 6.5.     CONTROL BY MAJORITY.

         Subject to Section 2.9, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.3. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder. Notwithstanding any provision to the contrary herein, the Trustee shall not be obligated to take any action with respect to the provisions of Section 6.2(d) unless directed to do so pursuant to this
Section 6.5.

SECTION 6.6.     LIMITATION ON SUITS.

         A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

         (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (b) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of satisfactory indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

         The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal and premium (if any) or interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including, without limitation, acceleration, by the Holders of a majority in principal amount of outstanding Notes, provided that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt notice thereof.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder, it being understood and intended that no one or more Holders shall have any right by virtue of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders, or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 6.7.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8.     COLLECTION SUIT BY TRUSTEE.

         If an Event of Default in payment of principal or interest (including Revenue Participation Interest, if any) or Liquidated Damages (if any) specified in clause (i) or (ii) of Section 6.1 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount of principal and accrued interest (including Revenue Participation Interest, if any) remaining unpaid and Liquidated Damages, if any, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.7.

SECTION 6.9.     TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.7) and the Holders allowed in any judicial proceedings relating to the Issuers or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator or other similar official in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. The Company's payment obligations to the Trustee under this Section 6.9 shall be secured in accordance with the provisions of Section 7.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the

Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.    PRIORITIES.

         If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money in the following order:

         First: to the Trustee for amounts due under Section 7.7;

         Second: if the Holders are forced to proceed against the Company directly without the Trustee, to the Holders for their collection costs;

         Third: to Holders for amounts due and unpaid on the Notes for principal and premium (if any) and interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, and interest (including Revenue Participation Interest, if any) and Liquidated Damages, respectively; and

         Fourth: to the Issuers, the Guarantors or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.    UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                   ARTICLE 7.
                                    TRUSTEE

SECTION 7.1.     DUTIES OF TRUSTEE.

         (a) The duties and responsibilities of the Trustee shall be as provided by the TIA and this Indenture. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (b) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (c)     Except during the continuance of a Default or an Event of
Default:

                 (i) The Trustee need perform only those duties as are required by the TIA or specifically set forth in this Indenture and no other covenants or obligations shall be implied in this Indenture against the Trustee.

                 (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (d) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

         (e) Every provision of this Indenture that relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

         (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.2.     RIGHTS OF TRUSTEE.

         Subject to Section 7.1:

         (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

         (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records, and premises of the Issuers, personally or by agent or attorney and to consult with the officers and representatives of the Issuers, including the Issuers' accountants and attorneys.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture including, without limitation, the provisions of Section 6.5 hereof, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

         (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (h) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Issuers or any Holder.





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
SECTION 7.3.     INDIVIDUAL RIGHTS OF TRUSTEE AND AGENTS.

         Each of the Trustee, any Paying Agent and any Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers, the Guarantors, or any of their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee or such agent.

SECTION 7.4.     TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture, the Pledge Agreement, the Pledged Securities or the Notes, and it shall not be accountable for the Issuers' use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture or the Notes, other than the Trustee's certificate of authentication.

SECTION 7.5.     NOTICE OF DEFAULT.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 30 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, interest (including Revenue Participation Interest, if any) or Liquidated Damages (if any) on any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on to the Proceeds Purchase Date pursuant to an Asset Sale Offer, and, except in the case of a failure to comply with Article V hereof, the Trustee may withhold the notice if and so long as it in good faith determines that withholding such notice is in the interest of the Holders.

SECTION 7.6.     REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).

         A copy of each report at the time of its mailing to Holders shall be mailed to the Issuers and filed with the Commission and each securities exchange, if any, on which the Notes are listed.

         The Company shall promptly notify the Trustee if the Notes become listed on any securities exchange and the Trustee shall comply with TIA Section 313(d).

SECTION 7.7.     COMPENSATION AND INDEMNITY.

         (a)     The Issuers agree:

                 (i) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (iii) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation, expenses and disbursements of its agents, accountants, experts and counsel) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of enforcing this Indenture against the Issuers (including, without limitation, this Section 7.7) and of defending itself against any claim (whether asserted by any Holder or the Issuers) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         (b) The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder.

         (c) The Issuers need not reimburse any expense or indemnify the Trustee against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         (d) To secure the Issuers' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of, or interest (including Revenue Participation Interest, if any) or Liquidated Damages (if any) on, particular Notes. The Trustee's right to receive payment of any amounts due under this
Section 7.7 shall not be subordinate to any other liability or indebtedness of the Issuers.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(ix) or (x) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under Title 11, U.S. Code, or any similar Federal or state law.

         (f) The provisions of this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

         (g) The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent possible.

SECTION 7.8.     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under Section 7.9, at which time the retiring Trustee shall be fully discharged from its obligations hereunder.

         (b) The Trustee may resign at any time by giving at least 30 days' advance written notice thereof to the Issuers. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by notice, in writing, of the Holders of a majority in principal amount of the outstanding Notes, delivered to the Trustee and to the Issuers.

         (d)     If at any time:

                 (i) the Trustee shall fail to comply with Section 7.11 hereof; or

                 (ii)     the Trustee shall cease to be eligible under Section
         7.11 and shall fail to resign after written request therefor by the Issuers or by any such Holder; or

                 (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (1) the Issuers by an appropriate partnership or board resolution evidenced by an Officers' Certificate may remove the Trustee, or (2) subject to Section 6.11, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuers, by an appropriate partnership or board resolution evidenced by an Officers' Certificate shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuers. If no successor Trustee shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner herein provided, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) If the Trustee, after written request by the Issuer or by any Holder who has been a Holder for at least six months, fails to comply with
Section 7.11 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee or the appointment of a successor Trustee.

         (g) The Issuers shall give or cause to be given notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided herein. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 7.9.     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee a written instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Upon request of the Issuers or the successor Trustee, the retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, in each case subject to the lien of the retiring Trustee granted pursuant hereto. Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII.

SECTION 7.10.    SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee, provided that such corporation shall be otherwise qualified and eligible under this Article VII. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.11.    TRUSTEE REQUIRED; ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the TIA to act as such, and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in the Borough of Manhattan, The City of New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign





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
immediately in the manner and with the effect specified in this Article VII. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

SECTION 7.12.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS.

         If and when the Trustee shall be or become a creditor of either of the Issuers (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against such Issuer (or any such other obligor).

                                   ARTICLE 8.
                   DEFEASANCE AND SATISFACTION AND DISCHARGE

SECTION 8.1.     SECTION 8.1. DEFEASANCE AND COVENANT DEFEASANCE.

         (a) Issuers' Option to Effect Defeasance or Covenant Defeasance. The Issuers may at their option, by an appropriate partnership or board resolution evidenced by an Officers' Certificate, at any time (subject to 10-day prior written notification to the Trustee), elect to have the provisions of either Section 8.1(b) or (c) applied to the outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

         (b) Defeasance and Discharge. Upon the Issuers' exercise of the option provided in Section 8.1(a) applicable to this Section, the Issuers and the Guarantors shall be deemed to have been discharged from their obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Defeasance"). For this purpose, such Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.1(d) and as more fully set forth in such Section, payments in respect of the principal and premium (if any) of and interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) on such Notes when such payments are due, (ii) the Issuers' and the Guarantors' obligations with respect to such Notes under Sections 2.4, 2.6, 2.7, 2.10 and 4.2, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article VIII. Subject to compliance with this Article VIII, the Issuers may exercise their option under this
Section 8.1(b) notwithstanding the prior exercise of their option under Section 8.1(c).

         (c) Covenant Defeasance. Upon the Issuers' exercise of the option provided in Section 8.1(a) applicable to this Section, (i) the Issuers and the Guarantors shall be released from their obligations under Sections 4.5 through 4.18, inclusive and (ii) the occurrence of an event specified in Section 6.1(iv) shall not be deemed to be an Event of Default, on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

         (d) Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 8.1(b) or 8.1(c) to the outstanding Notes:

                 (i) The Issuers shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes: (A) cash in U.S. dollars, or (B) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal and premium (if any) of, and interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) on the Notes on the Maturity Date of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes;

                 (ii) No Default or Event of Default shall have occurred and be continuing on the date of such deposit;

                 (iii) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest as described in
         Section 7.11 and for purposes of the TIA with respect to any securities of the Issuers;

                 (iv) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which any Issuer or Guarantor is a party or by which it is bound;

                 (v) The Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance under Section 8.1(b) or the Covenant Defeasance under Section 8.1(c), as the case may be, have been complied with;

                 (vi) In the case of an election under Section 8.1(b), the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

                 (vii) In the case of an election under Section 8.1(c), the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                 (viii) The Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit and Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

SECTION 8.2.     SATISFACTION AND DISCHARGE.

         In addition to the Issuers' rights under Section 8.1, the Issuers may terminate all of their obligations under this Indenture, and the obligations of the Guarantors shall terminate (subject to Section 8.3), when:

         (a) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for that purpose an amount of money sufficient to pay and discharge the entire principal and premium (if any) of and interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) on the Notes not theretofore delivered to the Trustee for cancellation;

         (b) the Issuers have paid or caused to be paid all other sums payable hereunder;

         (c) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or redemption, as the case may be; and

         (d) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.3.     SURVIVAL OF CERTAIN OBLIGATIONS.

         Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.1 or 8.2, the respective obligations of the Issuers, the Guarantors and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10, 2.12, 2.13, 4.1, 4.2, 6.7, Article VII, and Sections 8.5, 8.6
and 8.7 shall survive until no Notes are outstanding, and thereafter the obligations of the Issuers, the Guarantors and the Trustee under Sections 7.7, 8.5, 8.6 and 8.7 shall survive.

         Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.4.     ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.

         After (i) the conditions of Section 8.1 or 8.2 have been satisfied,
(ii) the Issuers have paid or caused to be paid all other sums payable hereunder and (iii) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee, upon written request, shall acknowledge in writing the discharge of the Issuers' and Guarantors' obligations under this Indenture, except for those surviving obligations specified in Section 8.3.

SECTION 8.5.     APPLICATION OF TRUST MONEYS AND GOVERNMENT SECURITIES.

         Subject to the provisions of Section 2.4, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.1(d)(i) in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and premium (if any) of and interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) on the Notes, but such money and Government Securities need not be segregated from other funds except to the extent required by law.

         The Issuers and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 8.1(d)(i) or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon request by an Officers' Certificate any money or Government Securities held by it as provided in Section 8.1(d)(i) which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 8.6.     REPAYMENT TO THE ISSUERS OR THE GUARANTORS; UNCLAIMED MONEY.

         Any money or Government Securities deposited with the Trustee or the Paying Agent in trust for the payment of the principal and premium (if any) of and interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) on the Notes and remaining unclaimed for two years after it has become due and payable shall be paid to the Issuers (or, if deposited by a Guarantor, to such Guarantor) upon written request in the form of an Officers' Certificate, and the Holder of such security shall thereafter, as a creditor, look only to the Issuers (or such Guarantor) for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers (or such Guarantor).

SECTION 8.7.     REINSTATEMENT.

         If the Trustee or the Paying Agent is unable to apply any money or Government Securities in accordance with Section 8.1(b) or 8.1(c) by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 8.1(b) or 8.1(c); provided, however, that if the Issuers or the Guarantors make any payment of principal and premium (if any) on any Note following the reinstatement of their obligations, the Issuers and the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

                                   ARTICLE 9.
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.     WITHOUT CONSENT OF HOLDERS.

         Notwithstanding Section 9.2 of this Indenture, without notice to or the consent of any Holder, the Issuers and the Guarantors, when authorized by an appropriate partnership or board resolution evidenced by an Officers' Certificate, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, and may amend the Notes, the Guarantees or the Pledge Agreement, for any of the following purposes:

                          (1)     to cure any ambiguity, defect or
                 inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the legal rights of any Holder;

                          (2)     to comply with Article V;

                          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                          (4) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                          (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the legal rights of any Holder;

                          (6) to provide for issuance of the Exchange Notes (which will have terms substantially identical in all material respects to the Original Notes, except that the transfer restrictions contained in the Original Notes will be modified or eliminated as appropriate, and which will be treated together with any outstanding Original Notes as a single issue of securities); or

                          (7) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the legal rights of any Holder;

provided that the Issuers deliver to the Trustee an Opinion of Counsel and an Officer's Certificate stating that such amendment or supplement complies with the provisions of this Section.

SECTION 9.2.     WITH CONSENT OF HOLDERS.

         Subject to Section 6.7, the Company and the Guarantors, when authorized by an appropriate partnership or board resolution evidenced by an Officers' Certificate and the Trustee, together with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Notes, the Guarantee or the Pledge Agreement without notice to or the consent of any other Holder. Subject to Section 6.7, the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to or the consent of any other Holder (including consents obtained in connection with a tender offer or exchange offer for Notes). No amendment, supplement or waiver, including a waiver pursuant to Section 6.4, shall, without the consent of each Holder of each Note affected thereby:

                          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Notes, the Guarantee or the Pledge Agreement;

                          (2) reduce the rate of or change or have the effect of changing the time for payment of any interest (including Revenue Participation Interest, if any) on any Note;

                          (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Note, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

                          (4) make any Note payable in money other than that stated in the Notes;

                          (5) make any change in provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal and premium (if any) of, and interest (including Revenue Participation Interest, if any) or Liquidated Damages (if any) on, the Notes;

                          (6) waive a Default or Event of Default in the payment of principal and premium (if any) of, and interest (including Revenue Participation Interest, if any) or Liquidated Damages (if any) on, the Notes (except a recision of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                          (7) waive a redemption payment with respect to any Note (other than a payment required by Section 4.14 and 4.15);

                          (8) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

                          (9) make any change in the amendment and waiver provisions of this Section 9.2.





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
         Upon the request of the Issuers accompanied by an Officers' Certificate in form satisfactory to the Trustee certifying corporate or partnership resolutions, as the case may be, authorizing the execution of any amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.5 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.3.     EXECUTION OF SUPPLEMENTAL INDENTURES.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section 11.5, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.4.     EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.5.     COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.6.     REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

         Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for outstanding Notes.

SECTION 9.7.     REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officers'

Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date , if so fixed, shall be fixed pursuant to Section 11.7(e) hereof.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest (including Revenue Participation Interest) and Liquidated Damages (if any) on, a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

                                  ARTICLE 10.
                                   GUARANTEE

SECTION 10.1.    UNCONDITIONAL GUARANTEE.

         Each Guarantor hereby fully and unconditionally guarantees, jointly and severally, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture or the Notes or the obligations of the Guarantors under this Indenture or the Notes that: (i) the principal of and premium (if any) and interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) on the Notes will be paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest (including Revenue Participation Interest, if any), to the extent lawful, on the Notes and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.5. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged (except to the extent released pursuant to Section 8.1) except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Guarantor, any amount paid by the Issuers or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect (except to the extent released pursuant to Section 8.1). Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.





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
SECTION 10.2.    PRIORITY OF GUARANTEE.

         The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to this Guarantee and this Indenture will rank senior in right and priority of payment to all other indebtedness of such Guarantor that is expressly subordinated to this Guarantee and will rank pari passu in right and priority of payment with all other indebtedness of such Guarantor that is not expressly so subordinated to such Guarantee, except to the extent of any collateral securing such other indebtedness.

SECTION 10.3.    SEVERABILITY.

         In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.4.    RELEASE OF A SUBSIDIARY GUARANTOR.

         Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all its assets) to a Person which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture, such Subsidiary Guarantor shall be deemed released from all obligations under this
Article X without any further action required on the part of the Trustee or any Holder.

         The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Issuers accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section. Any Subsidiary Guarantor not so released shall remain liable for the full amount of principal of and interest (including Revenue Participation Interest) and Liquidated Damages (if any) on the Notes as provided in this
Article X.

SECTION 10.5.    LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY.

         Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to Section 10.1 not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 10.6, result in the obligations of such Subsidiary Guarantor under this Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 10.6.    CONTRIBUTION.

         In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under this Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuers' obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to this Guarantee. "Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Subsidiary Guarantor under Indebtedness of such Subsidiary Guarantor that is subordinated in right of payment to this Guarantee of such Subsidiary Guarantor)), but excluding liabilities under this Guarantee, of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under this Guarantee), excluding debt in respect of this Guarantee of such Subsidiary Guarantor, as they become absolute and matured.

SECTION 10.7.    WAIVER OF SUBROGATION.

         Until all Obligations are paid in full each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuers that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.7 is knowingly made in contemplation of such benefits.

SECTION 10.8.    EXECUTION OF GUARANTEE.

         This Indenture shall evidence the Guarantee to the Holders as set forth in this Article X. Each Guarantor hereby certifies that this Guarantee has been duly authorized by all requisite partnership or corporate action, as the case may be, and that the execution and delivery of this Indenture to the Trustee shall constitute due delivery of such Guarantee on behalf of such Guarantor.

SECTION 10.9.    WAIVER OF STAY, EXTENSION OR USURY LAWS.

         Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 10.10.   OBLIGATIONS OF THE GUARANTORS UNCONDITIONAL.

         Nothing contained in this Indenture is intended to or shall impair, as between the Guarantors and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy. Upon any payment or distribution of assets of any Guarantor referred to in this Article X, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

                                  ARTICLE 11.
                                 MISCELLANEOUS

SECTION 11.1.    TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 11.2.    NOTICES TO ISSUERS AND TRUSTEE.

         Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by facsimile, or by registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

                 If to the Issuers or the            c/o ORBCOMM Global, L.P.
                 Guarantors (other than              2455 Horse Pen Road
                 OCC and Teleglobe                   Herndon, Virginia  20171
                 Mobile):
                                                     Attn: General Counsel
                                                     Facsimile: 703- 406-5933

                 If to OCC:                          Orbital Communications Corp.
                                                     21700 Atlantic Boulevard
                                                     Dulles, Virginia 20166
                                                     Attn: General Counsel
                                                     Facsimile: 703-406-5572

                 If to Teleglobe Mobile:             c/o Teleglobe Inc.
                                                     1000 rue de La Gauchetiere ouest
                                                     Montreal, Quebec H3B 4X5 Canada
                                                     Attn: General Counsel
                                                     Facsimile: 514-868-7719

                 If to the Trustee:                  Marine Midland Bank
                                                     140 Broadway, 12th Floor
                                                     New York, New York 10005-1180
                                                     Attn: Corporate Trust Services
                                                     Facsimile: 212-658-6425

         Each of the Issuers, the Guarantors and the Trustee by written notice as specified herein to each other Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers, the Guarantors or the Trustee shall be deemed to have been given or made: as of the date delivered, if personally delivered; when receipt is confirmed, if sent by facsimile; and five calendar days after mailing, if sent by registered or certified mail, postage prepaid; provided, that a notice of change of address shall not be deemed to have been given until actually received by the addressee.

SECTION 11.3.    NOTICES TO HOLDERS.

         Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and: (i) in the case of a Global Note, by facsimile or by overnight

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mail to the Depository; and (ii) in the case of securities other than a Global
Note, by first-class mail, postage prepaid, in each case to each Holder affected at his address as it appears in the Note Register, and shall be sufficiently given if sent not later than the latest date (if any) and not earlier than the earliest date (if any) prescribed for the giving of such notice. Neither the failure to mail any such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notice may be waived in writing by any Person entitled to receive such notice, either before or after the event requiring notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 11.4.    TRUSTEE, PAYING AGENT AND REGISTRAR PROCEDURES.

         The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at meetings of Holders, and the Paying Agent and the Registrar may make reasonable rules for their functions.

SECTION 11.5.    COMPLIANCE CERTIFICATES AND OPINIONS.

         (a) Upon any application or request by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee such certificates and opinions as may be required under the TIA and under this Indenture. Each such certificate or opinion required to be made under this Indenture shall be given in the form of an Officers' Certificate, if to be given by the Issuers, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirement set forth in this Indenture.

         (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 11.6.    FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

         (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         (b) Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel submitted therewith, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate is based is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of officers of the Issuers submitted therewith stating the information on which such counsel is relying, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate with respect to such matters is erroneous.

SECTION 11.7.    ACTS OF HOLDERS; REGISTERED HOLDERS; RECORD DATES.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more written instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing pursuant to this Section may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c)     The ownership of Notes shall be proved by the Note Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

         (e) The Issuers may set any day as a record date for the purpose of determining the Holders of outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes; provided that the Issuers may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in paragraph (f) below. If not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such matter referred to in the foregoing sentence, the record date for any such matter shall be the 30th day (or, if later, the date of the most recent list of Holders required pursuant to Section 2.5) prior to such first solicitation. If any record date is set pursuant to this paragraph, the Holders of outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date. Nothing in this paragraph shall be construed to prevent the Issuers from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuers, at their own expense, shall cause notice of such record date, the proposed action by Holders to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in
Section 11.2.

         (f) The Trustee may set any day as a record date for the purpose of determining the Holders of outstanding Notes entitled to join in the giving or making of (i) any notice hereunder, (ii) any declaration of acceleration referred to in Section 6.2, (iii) any request to institute proceedings referred to in Section 6.6 or (iv) any direction referred to in Section 6.5. If any record date is set pursuant to this paragraph, the Holders of outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuers' expense, shall cause notice of such record date, the proposed action by Holders to be given to the Issuers in writing and to each Holder of Notes in the manner set forth in Section 11.2.

         (g) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 11.8.    SUCCESSORS AND ASSIGNS.

         All covenants and agreements of the Issuers and the Guarantors in this Indenture, the Notes and the Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.9.    SEVERABILITY.

         In case any one or more of the provisions in this Indenture or in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable in any jurisdiction, in any respect for any reason, the validity, legality and enforceability of any such provision in every other jurisdiction and in every other respect, and of the remaining provisions, shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.10.   BENEFITS OF INDENTURE.

         Nothing in this Indenture or in the Notes or in the Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.11.   GOVERNING LAW; JURISDICTION.

         THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

SECTION 11.12.   LEGAL HOLIDAYS.

         In any case where any Interest Payment Date, Redemption Date, Proceeds Purchase Date or Change of Control Payment Date of any Note shall not be a Business Day, then, notwithstanding any other provision of this Indenture or of the Notes or the Guarantees, payment of interest (including Revenue Participation Interest, if any) or Liquidated Damages (if any) on or principal and premium (if any) of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Redemption Date, Proceeds Purchase Date or Change of Control Payment Date, as the case may be.

SECTION 11.13.   NO RECOURSE AGAINST OTHERS; LIMITATION ON LIABILITY.

         Notwithstanding anything contained in this Indenture or the Notes to the contrary, (i) except for the Issuers and the Guarantors to the extent provided in clause (ii) below, no person or entity (including, without limitation, the past, present or future general, limited partners and/or shareholders of OCC and Teleglobe Mobile and the directors, officers and employees of the Issuers and the Guarantors) shall have any liability whatsoever with respect to or arising out of this Indenture, the Notes, the Guarantees or any of the Issuers' or the Guarantors' obligations thereunder or any agreements or documents executed by the Issuers or the Guarantors in connection therewith and (ii) claims with respect to this Indenture, the Notes and the Guarantees and any obligations thereunder or under any agreements or documents executed in connection therewith shall be satisfied solely from the assets of the Issuers and the Guarantors. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 11.14.   COUNTERPARTS.

         This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amended Indenture to be duly executed as of the day and year first above written,

                        ORBCOMM GLOBAL, L.P.


                        By   /s/ Scott L. Webster
                           --------------------------
                           Name:      Scott L. Webster
                           Title:     Chairman and Chief Executive Officer

                        ORBCOMM GLOBAL CAPITAL CORP.


                        By   /s/ Scott L. Webster
                           --------------------------
                           Name:      Scott L. Webster
                           Title:     President

                        ORBITAL COMMUNICATIONS CORPORATION


                        By   /s/ Scott L. Webster
                           --------------------------
                           Name:      Scott L. Webster
                           Title:     President

                        TELEGLOBE MOBILE PARTNERS
                        By: Teleglobe Mobile Investment Inc.,
                        its managing partner


                        By  /s/ Claude SEGUIN
                          ---------------------------
                          Name:       Claude Seguin
                          Title:      Chief Executive Officer and Treasurer


                        ORBCOMM USA, L.P.


                        By   /s/ Robert F. Latham
                           --------------------------
                           Name:      Robert F. Latham
                           Title:     President

                        ORBCOMM INTERNATIONAL PARTNERS, L.P.


                        By   /s/ W. Bartlett Snell
                          ---------------------------
                          Name:       W. Bartlett Snell
                          Title:      Vice President and Treasurer

                        MARINE MIDLAND BANK,
                        as Trustee


                        By /s/ Frank J. Godino
                           --------------------------
                           Name:      Frank J. Godino
                           Title:     Vice President

                                                                       EXHIBIT A

                                  FACE OF NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ORBCOMM GLOBAL, L.P. AND ORBCOMM GLOBAL CAPITAL CORP. (THE "ISSUERS") OR ANY AFFILIATE OF EITHER OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY TO BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUERS AND THE TRUSTEE.

                                                                      CUSIP No.:

                              ORBCOMM GLOBAL, L.P.
                          ORBCOMM GLOBAL CAPITAL CORP.

                            14% SENIOR NOTE DUE 2004

No.                                                                            $

         ORBCOMM Global, L.P., a Delaware limited partnership ("ORBCOMM"), and ORBCOMM Global Capital Corp., a Delaware corporation ("Capital" and, together with ORBCOMM, the "Issuers"), for value received, jointly and severally, promise to pay to ______________ or registered assigns, the principal sum of ____________________ Dollars on August 15, 2004.

         Interest Payment Dates:  February 15 and August 15

         Record Dates:  February 1 and August 1

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, each of the Issuers has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                      ORBCOMM GLOBAL, L.P.

                      By:
                         ---------------------------------------
                                  Name:
                                  Title:



                     ORBCOMM GLOBAL CAPITAL CORP.


                      By:
                         ---------------------------------------
                                  Name:
                                  Title:

Dated:
       ------------

Trustee's Certificate of Authentication

        This is one of the 14% Senior Notes due 2004 referred to in the within-mentioned Indenture.

                                    MARINE MIDLAND BANK,
                                    as Trustee


                                    By:
                                       ----------------------------------------
                                        Authorized Signatory

                               (REVERSE OF NOTE)

                            14% Senior Note due 2004

                 Capitalized terms used herein shall have the meanings ascribed to them in the Indenture (as defined below) unless otherwise indicated.

                 1. Interest. ORBCOMM Global, L.P., a Delaware limited partnership ("ORBCOMM"), and ORBCOMM Global Capital Corp., a Delaware corporation ("Capital" and, together with ORBCOMM, the "Issuers"), promise to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 7, 1996. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Issuers shall pay interest on overdue principal and on overdue installments of interest (including Revenue Participation Interest, if any) from time to time on demand at the rate borne by the Notes plus 1.0% per annum (without regard to any applicable grace periods) to the extent lawful.

                 In addition, the Notes shall bear Revenue Participation Interest, calculated as described below, from the Issue Date to the date of payment of the Notes. Installments of Revenue Participation Interest accrued through the Accrual Period (as defined below) last ended or previously deferred shall become due and payable semi-annually on each February 15 and August 15 after the Issue Date, commencing on February 15, 1997, to the Holders of record at the close of business on the preceding February 1 or August 1.
Additionally, all installments of accrued or deferred Revenue Participation Interest will become due and payable (and may not be further deferred) with respect to any principal amount of the Notes upon maturity (whether at stated maturity, upon acceleration, maturity of repurchase obligation or otherwise) of such principal amount of the Notes.

                 The Issuers, at their option, may defer payment of all or a portion of Revenue Participation Interest then otherwise due if, and only to the extent that, (a) the payment of such portion of Revenue Participation Interest will cause the Credit Parties' Fixed Charge Coverage Ratio for the four consecutive fiscal quarters last completed prior to such interest payment date to be less than 2.0:1 on a pro forma basis after giving effect to the assumed payment of such Revenue Participation Interest (as if such payment were made during such four quarter period) (but may not defer such portion which, if paid, will not cause such Credit Parties' Fixed Charge Coverage Ratio to be less than 2.0:1); provided, however, that for purposes of calculating such Credit Parties' Fixed Charge Coverage Ratio for any period, (x) the amount representing Revenue Participation Interest that has been or will be deferred for such period shall not be included in the calculation of Credit Parties' Fixed Charges for such period and (y) the amount representing Revenue Participation Interest paid in such period (whether relating to such period or any prior period) shall be included in the calculation of Credit Parties' Fixed Charge Coverage for such period, and (b) the principal of the Notes corresponding to such Revenue Participation Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). Revenue Participation Interest that is deferred shall become due and payable on the earlier of (i) the next succeeding Interest Payment Date on which such Revenue Participation Interest is not permitted to be deferred, and (ii) upon the maturity of the corresponding principal of the Notes (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). No interest will accrue on any deferred Revenue Participation Interest that has not yet become due and payable.

                 Each installment of Revenue Participation Interest will be calculated to accrue (an "Accrual Period") from, but not including, the most recent date through which Revenue Participation Interest has been paid or provided for or through which Revenue Participation Interest has been calculated and deferred (or from and including the Issue Date if no installment of Revenue Participation Interest has been paid, provided for or deferred) to, and including, either (a) the last day of the next Semi-annual Period if the corresponding principal of the Notes has not become due and payable (or December 31, 1996 if no installment of Revenue Participation Interest has been paid, provided for or deferred) or (b) the date of payment if the corresponding principal of the Notes has become due and payable (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). With respect to each Accrual Period, Revenue Participation Interest will accrue daily on the principal of each Note outstanding during such period as follows: (i) for each day during each month that ends during such Accrual Period and which month ends at least 25 days prior to the date of payment, an amount equal to 1/30th of the Monthly Revenue Participation Interest on the Note for such month until all of such Monthly Revenue Participation Interest on the Note shall be accrued (and all of such month's Monthly Revenue Participation Interest on the Note shall be accrued by the last day of such month) and (ii) for any day in any remaining period, 1/30th of the prior month's Monthly Revenue Participation Interest on the Notes. For purposes hereof, "Monthly Revenue Participation Interest" means, with respect to any month and any Note, the product of 5.0% of System Revenue for such month times a fraction, the numerator of which is the principal amount outstanding on such Note and the denominator of which is $170,000,000.

         Any reference in this Note to "accrued and unpaid interest" includes the amount of unpaid Revenue Participation Interest and Liquidated Damages, if any, due and payable thereon.

                 2. Method of Payment. The Issuers shall pay interest (including Revenue Participation Interest, if any) on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are the Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in U.S. dollars. The Issuers may pay principal and interest by their check payable in such U.S. dollars or by wire transfer as provided in the Indenture. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                 3. Paying Agent and Registrar. Initially, Marine Midland Bank, a New York banking corporation and trust company (the "Trustee", which term includes any successor trustee under the Indenture referred to below), will act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without notice to or consent of the Holders.

                 4. Indenture and Guarantee. The Issuers issued the Note under an Indenture, dated as of August 7, 1996 (the "Indenture"), among the Issuers, Orbital Communications Corporation, a Delaware corporation ("OCC"), Teleglobe Mobile Partners, a Delaware general partnership ("Teleglobe Mobile"), ORBCOMM USA, L.P., a Delaware limited partnership ("USA"), and ORBCOMM International Partners, L.P., a Delaware limited partnership ("International" and, together with OCC, Teleglobe Mobile and USA, the "Guarantors"), and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are general obligations of the Issuers limited in aggregate principal amount to $170,000,000. Payment on each Note is guaranteed on an unsecured basis by the Guarantors pursuant to
Article X of the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                 5.       Redemption.

                 (a) Optional Redemption. The Notes will be redeemable, at the option of the Issuers, in whole or in part at any time or from time to time, on and after August 15, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 15 of the years set forth below, plus, in each case, accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) thereon to the applicable date of redemption:

                 Year                                       Redemption Price
                 ----                                       ----------------

                 2001  . . . . . . . . . . . . . . .                 115.000%
                 2002  . . . . . . . . . . . . . . .                 107.500%
                 2003 and thereafter . . . . . . . .                 100.000%


                 (b) Optional Redemption Upon Sale of Capital Stock. Notwithstanding the provisions of paragraph (a) above, at any time, or from time to time, on or prior to August 15, 1999, the Issuers may, at their option, use the net proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of OCC, Teleglobe Mobile or the Company to redeem the Notes at a redemption price equal to 115.000% of the principal amount thereof, plus accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) thereon to the redemption date; provided, however, that (i) not less than $127,500,000 aggregate principal amount of Notes shall remain outstanding immediately after any such redemption and (ii) such redemption shall occur within 30 days after the date of closing of such sale of Capital Stock.

                 6. Redemption. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes, except as provided in Section 8 hereof and Sections 4.14 and 4.15 of the Indenture.

                 7. Notice of Redemption. Notice of redemption will be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address as it appears in the Note Register.

         Notes to be redeemed shall cease to bear interest from and after the Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any).

                 8. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to the conditions and limitations contained therein, the Issuers will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture at a purchase price equal to 101% in the case of a Change of Control and 100% in the case of Asset Sales, of the principal amount thereof plus accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) to the date of purchase.

                 9. Registration Rights. Pursuant to the Registration Rights Agreement among the Issuers, the Guarantors and the Initial Purchasers, the Issuers will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Issuers' Series B 14% Senior Notes due 2004 (the "Exchange Notes"), which will be registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Original Notes. The Holders of the Original Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                 10. Denomination; Transfer; Exchange. The Notes are issued in fully registered form in denominations of $1,000 and integral multiples of $1,000. A Holder shall register any transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as provided in the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                 11. Persons Deemed Owners. The Holder of a Note shall be treated as the owner of such Note for all purposes.

                 12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers or the Guarantors, as the case may be, after which all liability of the Trustee and Paying Agent with respect to such money shall cease.

                 13. Discharge Prior to Redemption or Maturity. If the Issuers and/or the Guarantors at any time deposit with the Trustee U.S. dollars or Government Securities sufficient to pay the principal of and interest (including Revenue Participation Interest, if any, and Liquidated Damages, if any) on the Notes to redemption or maturity, and comply with the other provisions of the Indenture relating thereto, the Issuers and the Guarantors will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding their obligation to pay the principal of, and interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) payable on, the Notes).

                 14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes, the Pledge Agreement or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and certain existing Defaults or Events of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may make such amendments or supplements to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with Article V of the Indenture (dealing with certain mergers and consolidations) or make any other change that does not adversely affect the legal rights of any Holder of a Note.

                 15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuers, the Guarantors and their Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make other distributions, repurchase Equity Interests, repay subordinated Indebtedness, make certain other Restricted Payments, create certain Liens, enter into certain transactions with Affiliates, sell assets, issue or sell Equity Interests of the Issuers' Restricted Subsidiaries, or enter into certain mergers or consolidations. Such limitations are subject to important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.

                 16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received security or indemnity reasonably satisfactory to the Trustee. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal of, or interest (including Revenue Participation Interest, if any) or Liquidated Damages, if any) payable on, the Notes if it determines that withholding notice is in the Holders' interest.

                 17. Individual Rights of Trustee. Each of the Trustee, the Paying Agent and the Registrar under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers, the Guarantors or any of their respective Subsidiaries or Affiliates as if it were not the Trustee or such agent.

                 18. No Recourse Against Others; Limitation on Liability. Notwithstanding anything contained in the Indenture or the Notes to the contrary, (i) except for the Issuers and the Guarantors to the extent provided in clause (ii) below, no person or entity (including, without limitation, the past, present or future general and limited partners and/or shareholders of OCC and Teleglobe Mobile and the directors, officers and employees of the Issuers and the Guarantors) shall have any liability whatsoever with respect to or arising out of the Indenture, the Notes, the Guarantees or any of the Issuers' or the Guarantors' obligations thereunder or any agreements or documents executed by the Issuers or the Guarantors in connection therewith and (ii) claims with respect to the Indenture, the Notes and the Guarantees and any obligations thereunder or under any agreements or documents executed in connection therewith shall be satisfied solely from the assets of the Issuers and the Guarantors. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                 19. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                 20. Governing Law. This Note, the Indenture and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed entirely within the State of New York, without regard to principles of conflict of laws.

                 21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                 23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                 The Issuers will furnish without charge to any Holder of a Note upon written request a copy of the Indenture, which has the text of this Note printed therein. Requests may be made c/o ORBCOMM Global, L.P., 21700 Atlantic Boulevard, Dulles, Virginia 20166, Attn: Secretary.

                                ASSIGNMENT FORM

         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed(1):

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________________________________________, agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.



Date:                                        Signed:
     --------------------------------------         --------------------------------------------------
                                                            (Signed exactly as your
                                                            name appears on the other
                                                            side of this Note)

Signature Guarantee:
                    ------------------------------------------------------------

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) August 7, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:



--------------------

(1) Your signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.

                                  (Check One)

(1)      __      to an Issuer or a subsidiary thereof; or

(2)      __      pursuant to and in compliance with Rule 144A under the
                 Securities Act; or

(3)      __      to an "institutional accredited investor" (as defined in Rule
                 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter is set forth in Annex A to the Offering Memorandum and which can be obtained from the Trustee); or

(4)      __      outside the United States to a "foreign person" in compliance with Regulation S under the Securities Act; or

(5)      __      pursuant to the exemption from registration provided by Rule
                 144 the Securities Act; or

(6)      __      pursuant to an effective registration statement under the Act;
                 or

(7)      __      pursuant to another available exemption from the registration of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the Holder thereof; provided that if box (3), 4), (5) or (7) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuers may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.6, 2.15 and 2.16 of the Indenture shall have been satisfied.

Date:                                                Signed:
     ----------------------------------------------         ------------------------------------------
                                                            (Signed exactly as your
                                                            name appears on the other
                                                            side of this Note)

Signature
Guarantee:
          ----------------------------------------------------------------------

NOTICE: Your signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -------------------------------------
                                                            NOTICE:    To be executed by an
---------------------------------------------------                    executive officer


                      [OPTION OF HOLDER TO ELECT PURCHASE]

         If you elect to have this Note purchased by the Issuers pursuant to
Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

                 Section 4.14 [     ]

                 Section 4.15 [     ]

         If you elect to have only part of this Note purchased by the Issuers pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:


$_________________________________

Dated:
      -------------------------------------      --------------------------------------
                                                 NOTICE: The signature on this assignment must
                                                 with the name as it appears upon the of the
                                                 within Note in every particular alteration or
                                                 any change whatsoever and be by the endorser's
                                                 bank or broker.


Signature
Guarantee:
          -------------------------------------------------------------------

NOTICE: Your signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.

                                                                       EXHIBIT B

                                                                      CUSIP No.:

                              ORBCOMM GLOBAL, L.P.
                          ORBCOMM GLOBAL CAPITAL CORP.

                       SERIES B 14% SENIOR NOTE DUE 2004


No.                                                                           $

                 ORBCOMM Global, L.P., a Delaware limited partnership ("ORBCOMM"), and ORBCOMM Global Capital Corp., a Delaware corporation ("Capital" and, together with ORBCOMM, the "Issuers"), for value received, jointly and severally, promise to pay to ______________ or registered assigns, the principal sum of _____________________ Dollars on August 15, 2004.

                 Interest Payment Dates:  February 15 and August 15

                 Record Dates:  February 1 and August 1

                 Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                 IN WITNESS WHEREOF, each of the Issuers has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                               ORBCOMM GLOBAL, L.P.


                               By:
                                  -------------------------------------------
                                           Name:
                                           Title:



                               ORBCOMM GLOBAL CAPITAL CORP.


                               By:
                                  -------------------------------------------
                                           Name:
                                           Title:

Dated:
       ------------------

Trustee's Certificate of Authentication

         This is one of the 14% Senior Notes due 2004 referred to in the within-mentioned Indenture.

                               MARINE MIDLAND BANK,
                               as Trustee


                               By:
                                  ---------------------------------
                                   Authorized Signatory

                               (REVERSE OF NOTE)


                       Series B 14% Senior Note due 2004

                 Capitalized terms used herein shall have the meanings ascribed to them in the Indenture (as defined below) unless otherwise indicated.

                 5. Interest. ORBCOMM Global, L.P., a Delaware limited partnership ("ORBCOMM"), and ORBCOMM Global Capital Corp., a Delaware corporation ("Capital" and, together with ORBCOMM, the "Issuers"), promise to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 7, 1996. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 The Issuers shall pay interest on overdue principal and on overdue installments of interest (including Revenue Participation Interest, if any) from time to time on demand at the rate borne by the Notes plus 1.0% per annum (without regard to any applicable grace periods) to the extent lawful.

                 In addition, the Notes shall bear Revenue Participation Interest, calculated as described below, from the Issue Date to the date of payment of the Notes. Installments of Revenue Participation Interest accrued through the Accrual Period (as defined below) last ended or previously deferred shall become due and payable semi-annually on each February 15 and August 15 after the Issue Date, commencing on February 15, 1997, to the Holders of record at the close of business on the preceding February 1 or August 1.
Additionally, all installments of accrued or deferred Revenue Participation Interest will become due and payable (and may not be further deferred) with respect to any principal amount of the Notes upon maturity (whether at stated maturity, upon acceleration, maturity of repurchase obligation or otherwise) of such principal amount of the Notes.

                 The Issuers, at their option, may defer payment of all or a portion of Revenue Participation Interest then otherwise due if, and only to the extent that, (a) the payment of such portion of Revenue Participation Interest will cause the Credit Parties' Fixed Charge Coverage Ratio for the four consecutive fiscal quarters last completed prior to such interest payment date to be less than 2.0:1 on a pro forma basis after giving effect to the assumed payment of such Revenue Participation Interest (as if such payment were made during such four quarter period) (but may not defer such portion which, if paid, will not cause such Credit Parties' Fixed Charge Coverage Ratio to be less than 2.0:1); provided, however, that for purposes of calculating such Credit Parties' Fixed Charge Coverage Ratio for any period, (x) the amount representing Revenue Participation Interest that has been or will be deferred for such period shall not be included in the calculation of Credit Parties' Fixed Charges for such period and (y) the amount representing Revenue Participation Interest paid in such period (whether relating to such period or any prior period) shall be included in the calculation of Credit Parties' Fixed Charge Coverage for such period, and (b) the principal of the Notes corresponding to such Revenue Participation Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). Revenue Participation Interest that is deferred shall become due and payable on the earlier of (i) the next succeeding Interest Payment Date on which such Revenue Participation Interest is not permitted to be deferred, and (ii) upon the maturity of the corresponding principal of the Notes (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). No interest will accrue on any deferred Revenue Participation Interest that has not yet become due and payable.

                 Each installment of Revenue Participation Interest will be calculated to accrue (an "Accrual Period") from, but not including, the most recent date through which Revenue Participation Interest has been paid or provided for or through which Revenue Participation Interest has been calculated and deferred (or from and including the Issue Date if no installment of Revenue Participation Interest has been paid, provided for or deferred) to, and including, either (a) the last day of the next Semi-annual Period if the corresponding principal of the Notes has not become due and payable (or December 31, 1996 if no installment of Revenue Participation Interest has been paid, provided for or deferred) or (b) the date of payment if the corresponding principal of the Notes has become due and payable (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). With respect to each Accrual Period, Revenue Participation Interest will accrue daily on the principal of each Note outstanding during such period as follows: (i) for each day during each month that ends during such Accrual Period and which month ends at least 25 days prior to the date of payment, an amount equal to 1/30th of the Monthly Revenue Participation Interest on the Note for such month until all of such Monthly Revenue Participation Interest on the Note shall be accrued (and all of such month's Monthly Revenue Participation Interest on the Note shall be accrued by the last day of such month) and (ii) for any day in any remaining period, 1/30th of the prior month's Monthly Revenue Participation Interest on the Notes. For purposes hereof, "Monthly Revenue Participation Interest" means, with respect to any month and any Note, the product of 5.0% of System Revenue for such month times a fraction, the numerator of which is the principal amount outstanding on such Note and the denominator of which is $170,000,000.

                 Any reference in this Note to "accrued and unpaid interest" includes the amount of unpaid Revenue Participation Interest and Liquidated Damages, if any, due and payable thereon.

                 6. Method of Payment. The Issuers shall pay interest (including Revenue Participation Interest, if any) on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are the Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in U.S. dollars. The Issuers may pay principal and interest by their check payable in such U.S. dollars or by wire transfer as provided in the Indenture. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                 7. Paying Agent and Registrar. Initially, Marine Midland Bank, a New York banking corporation and trust company (the "Trustee", which term includes any successor trustee under the Indenture referred to below), will act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without notice to or consent of the Holders.

                 8. Indenture and Guarantee. The Issuers issued the Note under an Indenture, dated as of August 7, 1996 (the "Indenture"), among the Issuers, Orbital Communications Corporation, a Delaware corporation ("OCC"), Teleglobe Mobile Partners, a Delaware general partnership ("Teleglobe Mobile"), ORBCOMM USA, L.P., a Delaware limited partnership ("USA"), and ORBCOMM International Partners, L.P., a Delaware limited partnership ("International" and, together with OCC, Teleglobe Mobile and USA, the "Guarantors"), and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are general obligations of the Issuers limited in aggregate principal amount to $170,000,000. Payment on each Note is guaranteed on an unsecured basis by the Guarantors pursuant to
Article X of the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                 9.       Redemption.

                 (a) Optional Redemption. The Notes will be redeemable, at the option of the Issuers, in whole or in part at any time or from time to time, on and after August 15, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 15 of the years set forth below, plus, in each case, accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) thereon to the applicable date of redemption:

                 Year                                  Redemption Price
                 ----                                  ----------------
                 [S]                                            [C]
                 2001  . . . . . . . . . . .                    115.000%
                 2002  . . . . . . . . . . .                    107.500%
                 2003 and thereafter . . . .                    100.000%

                 (b) Optional Redemption Upon Sale of Capital Stock. Notwithstanding the provisions of paragraph (a) above, at any time, or from time to time, on or prior to August 15, 1999, the Issuers may, at their option, use the net proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of OCC, Teleglobe Mobile or the Company to redeem the Notes at a redemption price equal to 115.000% of the principal amount thereof, plus accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) thereon to the redemption date; provided, however, that (i) not less than $127,500,000 aggregate principal amount of Notes shall remain outstanding immediately after any such redemption and (ii) such redemption shall occur within 30 days after the date of closing of such sale of Capital Stock.

                 10. Mandatory Redemption. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes, except as provided in Section 8 hereof and Sections 4.14 and 4.15 of the Indenture.

                 11. Notice of Redemption. Notice of redemption will be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address as it appears in the Note Register.

                 Notes to be redeemed shall cease to bear interest from and after the Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any).

                 12. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to the conditions and limitations contained therein, the Issuers will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture at a purchase price equal to 101% in the case of a Change of Control and 100% in the case of Asset Sales, of the principal amount thereof plus accrued and unpaid interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) to the date of purchase.

                 13. Denomination; Transfer; Exchange. The Notes are issued in fully registered form in denominations of $1,000 and integral multiples of $1,000. A Holder shall register any transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as provided in the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                 14. Persons Deemed Owners. The Holder of a Note shall be treated as the owner of such Note for all purposes.

                 15. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers or the Guarantors, as the case may be, after which all liability of the Trustee and Paying Agent with respect to such money shall cease.

                 16. Discharge Prior to Redemption or Maturity. If the Issuers and/or the Guarantors at any time deposit with the Trustee U.S. dollars or Government Securities sufficient to pay the principal of and interest (including Revenue Participation Interest, if any, and Liquidated Damages, if any) on the Notes to redemption or maturity, and comply with the other provisions of the Indenture relating thereto, the Issuers and the Guarantors will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding their obligation to pay the principal of, and interest (including Revenue Participation Interest, if any) and Liquidated Damages (if any) payable on, the Notes).

                 17. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes, the Pledge Agreement or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and certain existing Defaults or Events of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may make such amendments or supplements to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with Article V of the Indenture (dealing with certain mergers and consolidations) or make any other change that does not adversely affect the legal rights of any Holder of a Note.

                 18. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuers, the Guarantors and their Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make other distributions, repurchase Equity Interests, repay subordinated Indebtedness, make certain other Restricted Payments, create certain Liens, enter into certain transactions with Affiliates, sell assets, issue or sell Equity Interests of the Issuers' Restricted Subsidiaries, or enter into certain mergers or consolidations. Such limitations are subject to important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.

                 19. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received security or indemnity reasonably satisfactory to the Trustee. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal of, or interest (including Revenue Participation Interest, if any) or Liquidated Damages, if any) payable on, the Notes if it determines that withholding notice is in the Holders' interest.

                 20. Individual Rights of Trustee. Each of the Trustee, the Paying Agent and the Registrar under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers, the Guarantors or any of their respective Subsidiaries or Affiliates as if it were not the Trustee or such agent.

                 21. No Recourse Against Others; Limitation on Liability. Notwithstanding anything contained in the Indenture or the Notes to the contrary, (i) except for the Issuers and the Guarantors to the extent provided in clause (ii) below, no person or entity (including, without limitation, the past, present or future general and limited partners and/or shareholders of OCC and Teleglobe Mobile and the directors, officers and employees of the Issuers and the Guarantors) shall have any liability whatsoever with respect to or arising out of the Indenture, the Notes, the Guarantees or any of the Issuers' or the Guarantors' obligations thereunder or any agreements or documents executed by the Issuers or the Guarantors in connection therewith and (ii) claims with respect to the Indenture, the Notes and the Guarantees and any obligations thereunder or under any agreements or documents executed in connection therewith shall be satisfied solely from the assets of the Issuers and the Guarantors. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                 22. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                 23. Governing Law. This Note, the Indenture and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed entirely within the State of New York, without regard to principles of conflict of laws.

                 24. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 25. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                 26. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                 The Issuers will furnish without charge to any Holder of a Note upon written request a copy of the Indenture, which has the text of this Note printed therein. Requests may be made c/o ORBCOMM Global, L.P., 21700 Atlantic Boulevard, Dulles, Virginia 20166, Attn: Secretary.

                                ASSIGNMENT FORM

         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________________________________________, agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.



Date:                                                Signed:
     ----------------------------------------------         ---------------------------------------------------
                                                            (Signed exactly as your
                                                            name appears on the other
                                                            side of this Note)


Signature
Guarantee:
          ----------------------------------------------------------------------

        Your Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.

                      [OPTION OF HOLDER TO ELECT PURCHASE]

                 If you elect to have this Note purchased by the Issuers pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

                          Section 4.14 [     ]

                          Section 4.15 [     ]

                 If you elect to have only part of this Note purchased by the Issuers pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_________________________________

Dated:
      -------------------------------------        ---------------------------------------------------
                                                   NOTICE: The signature on this assignment must with the
                                                   name as it appears upon the of the within Note in every
                                                   particular alteration or any change whatsoever and be by
                                                   the endorser's bank or broker.

Signature
Guarantee:
          ----------------------------------------------------------------------

NOTICE: Your signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.

                                                                       EXHIBIT C

                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE CIRCUMSTANCES SET FORTH IN SECTION 2.15 OF THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.15 OF THE INDENTURE. BENEFICIAL INTEREST IN THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.15 OF THE INDENTURE.





                                      C-1